As filed with the U.S. Securities and Exchange Commission on February 12, 2025
Registration Statement No. 333-277574

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective
Amendment No. 3 to FORM F-1 on
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VAST RENEWABLES LIMITED
(Exact name of Registrant as Specified in its Charter)
N/A
(Translation of registrant name into English)

Australia	4911	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
Suite 7.02, 124 Walker Street,
North Sydney, NSW 2060
Australia
+61 2 4072 2889
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Joel Rennie
Elliott Smith
White & Case LLP
1221 Avenue of the Americas New York, New York 10020
(212) 819-8200
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.                       Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
__________________
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
Vast Renewables Limited (the "Company") filed Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-277574) on March 7, 2024, which was originally declared effective by the Securities and Exchange Commission (the “SEC”) on March 11, 2024, amended by Post-Effective Amendment No. 1 thereto filed on April 25, 2024 and declared effective by the SEC on April 26, 2024 and amended by Post-Effective Amendment No. 2 thereto filed on November 7, 2024 and declared effective by the SEC on November 12, 2024 (as amended, the “F-1 Registration Statement,”), relating to (a) the issuance by the Company of up to 27,529,987 Class A Ordinary Shares that are issuable by us upon the exercise of Warrants (as defined therein) and (b) the offer and sale, from time to time, by the selling security holders named therein of up to (i) 46,036,985 Ordinary Shares of the Company and up to (ii) 12,856,500 Warrants. This Post-Effective Amendment No. 3 to Form F-1 on Form F-3 is being filed to convert the F-1 Registration Statement into a Registration Statement on Form F-3 (the “F-3 Registration Statement”) and to update and supplement certain information contained in the F-1 Registration Statement.
All applicable registration fees for previously registered securities were paid at the time of the original filing of the Prior Registration Statement .

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Securityholders may sell or distribute the securities described herein until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED February 12, 2025
PRELIMINARY PROSPECTUS
VAST RENEWABLES LIMITED
Primary Offering of
27,529,887 Ordinary Shares Underlying Warrants
Secondary Offering of
41,530,920 Ordinary Shares
12,856,500 Warrants to Purchase Ordinary Shares

This prospectus relates to the offer and sale by Vast Renewables Limited, an Australian public company limited by shares (f/k/a Vast Solar Pty Ltd, an Australian proprietary company limited by shares) (“us,” “we,” “Vast,” or the “Company”) of (i) up to 13,799,887 ordinary shares in the capital of the Company (“Ordinary Shares”) that are issuable by us upon the exercise of 13,799,887 public warrants of the Company, each initially exercisable at $11.50 for one Ordinary Share (“Public Warrants”) and (ii) up to 13,730,000 Ordinary Shares that are issuable by us upon the exercise of 13,730,000 private warrants of the Company, each initially exercisable at $11.50 for one Ordinary Share (“Private Warrants” and, together with the Public Warrants, the “Warrants”).
This prospectus also relates to the offer and resale from time to time by the selling securityholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “Selling Securityholders”) of up to:
(i)23,474,421 Ordinary Shares held by certain holders entitled to resale registration rights pursuant to the shareholder and registration rights agreement, dated as of December 18, 2023 (the “Shareholder and Registration Rights Agreement”) or other agreements, including:
(a)1,804,588 of the 1,809,588 Ordinary Shares issued to certain members of Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (the “NETC Sponsor”) in exchange for the Founder Shares (as defined below) which were initially purchased at a purchase price of approximately $0.004 per share;
(b)350,000 Ordinary Shares issued to Nabors Lux 2 S.a.r.l. (“Nabors Lux”) pursuant to the Nabors Backstop Agreement (as defined below) as partial consideration for Nabors Lux’s obligations under the Nabors Backstop Agreement;
(c)681,620 Ordinary Shares issued pursuant to the Nabors Backstop Agreement at a purchase price of $10.20 per Ordinary Share as partial consideration for Nabors Lux’s obligations under the Nabors Backstop Agreement;
(d)1,500,000 Ordinary Shares issued to certain members of the NETC Sponsor pursuant to the Nabors Backstop Agreement issued as an acceleration of a portion of the Earnback Shares (as defined below) as partial consideration for Nabors Lux’s obligations under the Nabors Backstop Agreement;
(e)2,187,147 of the 2,301,433 Ordinary Shares issued to certain employees of Vast and to an employee share trust in settlement of all outstanding shares granted under the Management Equity Plan Deed dated on or around July 30, 2020, as amended on February 14, 2023 (the “MEP Deed” and, such shares, the “MEP Shares”) pursuant to the MEP De-SPAC Side Deed (as defined below);
(f)15,292,421 of the 18,198,566 Ordinary Shares issued to AgCentral Energy Pty Ltd. (“AgCentral”) in exchange for settlement and cancellation of (i) 25,129,140 Legacy Vast Shares for which AgCentral paid an average price of approximately $0.09 per share and (ii) convertible notes and other indebtedness of Vast pursuant to which the Vast owed AgCentral an aggregate of approximately $21,455,453, resulting in an implied investment price per share of approximately $1.31;
(g)1,250,014 Ordinary Shares issued to Nabors Lux and AgCentral upon conversion of the Senior Convertible Notes (as defined below) at a conversion rate of $10.20 per Ordinary Share;

(h)1,715,686 Ordinary Shares issued to Nabors Lux and AgCentral pursuant to the Equity Subscription Agreements (as defined below) at a purchase price of $10.20 per Ordinary Share;
(i)171,569 Ordinary Shares issued to Guggenheim Securities, LLC pursuant to its amended engagement letter with Nabors Energy Transition Corp., a Delaware Corporation (“NETC”) at an implied purchase price of $10.20 per Ordinary Share;
(j)2,010 Ordinary Shares purchased on the open market at a purchase price of $3.83 per Ordinary Share;
(ii)up to an aggregate 2,799,999 Ordinary Shares (“Earnout Shares”) that are issuable to certain parties to the Shareholder and Registration Rights Agreement pursuant to the Business Combination Agreement (as defined below) upon the occurrence of specified events, for no additional consideration;
(iii)2,400,000 Ordinary Shares (“Earnback Shares”) that are issuable to NETC Sponsor pursuant to the Support Agreement (as defined below), for no additional consideration;
(iv)12,416,500 Private Warrants originally issued in a private placement at a purchase price of $1.00 per private warrant in connection with the NETC IPO (as defined below), held by certain parties to the Shareholder and Registration Rights Agreement;
(v)12,416,500 Ordinary Shares issuable upon exercise of Private Warrants, at an exercise price of $11.50 per share, subject to adjustment, held by certain parties to the Shareholder and Registration Rights Agreement;
(vi)440,000 Public Warrants purchased on the open market at purchase prices ranging from $0.10 to$0.15 per Public Warrant, held by certain parties to the Shareholder and Registration Rights Agreement and
(vii)440,000 Ordinary Shares issuable upon exercise of Public Warrants, at an exercise price of $11.50 per share, subject to adjustment, held by certain parties to the Shareholder and Registration Rights Agreement (such securities described in clauses (i) through (vii) collectively, the “Resale Securities”).
We are registering the offer and sale and/or resale of these securities to satisfy certain registration obligations we have and certain registration rights we have granted. The Selling Securityholders may offer all or part of the Resale Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Resale Securities are being registered to permit the Selling Securityholders to sell Resale Securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell the Resale Securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of Resale Securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act, or the Exchange Act. We are registering the Resale Securities for resale by the Selling Securityholders, or their donees, pledgees, transferees, distributees or other successors-in-interest selling our Ordinary Shares or Vast Warrants or interests in our Ordinary Shares or Vast Warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer.
Certain Resale Securities held by the Selling Securityholders party to the Shareholder and Registration Rights Agreement are subject to contractual lock-up restrictions that prohibit them from selling such securities at this time, subject to certain exceptions. See the section of this prospectus entitled “Description of Securities.”
Some of the Ordinary Shares being registered for resale were acquired by the Selling Securityholders for prices considerably below the current market price of the Ordinary Shares. Even though the current market price ($0.96 closing price on January 31, 2025) is significantly below the $10.00 per unit price offered in the NETC IPO, certain Selling Securityholders may have an incentive to sell because they have purchased their Ordinary Shares or Warrants at effective prices significantly lower than our public investors or the current trading price of the Ordinary Shares or Warrants and may profit significantly so even under circumstances in which our public shareholders or certain other Selling Securityholders would experience losses in connection with their investment. For additional information, see “Risk Factors — Risks Relating to Ownership of Our Securities — Certain of the Selling Securityholders acquired their Ordinary Shares at a price that is less than the market price of the Ordinary Shares as of the date of this prospectus, may earn a positive rate of return even if the price of the Ordinary Shares declines and may be willing to sell their Ordinary Shares at a price less than shareholders that acquired Ordinary Shares in the public market.”
On December 18, 2023 (the “Closing Date”), we consummated the business combination pursuant to the Business Combination Agreement, dated as of February 14, 2023, as amended on October 19, 2023 (the “Business Combination Agreement,” and the transactions contemplated thereby, the “Business Combination”), by and among the Company, NETC, Neptune Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of the Company (“Merger Sub”), the NETC Sponsor (solely with respect to Sections 5.20, 7.10(a) and 7.16 thereto), and Nabors Industries Ltd. (“Nabors”) (solely with respect to Sections 7.8(d) and 7.18 thereto), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub merged with and into NETC (the “Merger”), with NETC continuing as the surviving corporation and a wholly owned direct subsidiary of the Company (the “Surviving Corporation”).
Immediately prior to the effective time of the Merger (the “Effective Time”):
•We caused all outstanding MEP Shares granted under the MEP Deed, to be settled by way of a conversion and subdivision of those MEP Shares into Ordinary Shares in accordance with the MEP Deed and the Management Equity Plan De-SPAC Side Deed, dated on or around February 14, 2023 (the “MEP De-SPAC Side Deed” and such conversion and subdivision, the “MEP Share Conversion”), and after the MEP Share Conversion, all of the MEP Shares ceased to be outstanding and ceased to exist, and each holder of MEP Shares ceased to have any rights with respect to such MEP Shares;
•AgCentral caused (i) all of the outstanding convertible promissory notes we issued held by AgCentral and (ii) all of the principal outstanding and accrued interest under each loan agreement between us and AgCentral to be converted into Ordinary Shares (collectively, the “Existing AgCentral Indebtedness Conversion”), in each case, pursuant to the terms of that certain Noteholder Support and Loan Termination Agreement, dated as of February 14, 2023, by and between us and AgCentral (the “Noteholder Support and Loan Termination Agreement”); and
•We caused a conversion of Ordinary Shares (the “Split Adjustment”), to occur immediately following the MEP Share Conversion and the Existing AgCentral Indebtedness Conversion, whereby the aggregate number of Ordinary Shares outstanding immediately following the Split Adjustment and immediately prior to the Effective Time was 20,499,999 Ordinary Shares.
At the Effective Time, by virtue of the Merger and without any action on the part of the Company, NETC, Merger Sub or any of the holders of any of their securities, the following events took place simultaneously:
•all shares of NETC Class A common stock, par value $0.0001 per share, prior to the Closing Date (the “NETC Class A Common Stock”), NETC Class B common stock, par value $0.0001 per share, prior to the Closing Date (the “NETC Class B Common Stock”), and NETC Class F common stock, par value $0.0001 per share, prior to the Closing Date (the “NETC Class F Common Stock” and together with the NETC Class B Common Stock and the NETC Class A Common Stock issued upon conversion of the NETC Class B Common Stock, the “Founder Shares”), held in the treasury of NETC were cancelled without any conversion thereof and no payment or distribution was made with respect thereof;
•(i) each share of NETC Class A Common Stock (other than the Redemption Shares (as defined below)) issued and outstanding immediately prior to the Effective Time was exchanged for one Ordinary Share, (ii) the shares of NETC Class F Common Stock and the shares of NETC Class B Common Stock issued and outstanding and held by the NETC Sponsor or its transferees (based on a transfer following the date of the Business Combination Agreement) immediately prior to the Effective Time were collectively exchanged for 2,825,000 validly issued and fully paid Ordinary Shares, (iii) each share of NETC Class B Common Stock issued and outstanding and not held by the NETC Sponsor or its transferees immediately prior to the Effective Time was exchanged for one Ordinary Share, and (iv) each share of NETC Class F Common Stock issued and outstanding and not held by the NETC Sponsor or its transferees immediately prior to the Effective Time was exchanged for one Ordinary Share, in each case, after giving effect to the Split Adjustment (collectively, the “Per Share Merger Consideration”) and thereafter, each share of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock was automatically cancelled and ceased to exist and each holder of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock ceased to have any rights with respect thereto except the right to receive the Per Share Merger Consideration (other than pursuant to and in accordance with that certain letter agreement, dated as of February 14, 2023, by and among NETC, the NETC Sponsor, Vast, Nabors Lux and NETC’s independent directors (as amended on October 19, 2023, the “Support Agreement”);
•each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation, which share constitutes the only outstanding share of capital stock of the Surviving Corporation as of immediately after the Effective Time; and
•we assumed (i) the private warrant agreement, dated as of November 16, 2021, by and between NETC and Continental Stock Transfer & Trust Company, as warrant agent (the “Original Private Warrant Agreement”) by virtue of the private warrant assignment, assumption and amendment agreement, dated as of December 18, 2023, by and among the Company, NETC and Continental Stock Transfer & Trust Company, as warrant agent (the Original Private Warrant Agreement, as amended by the private warrant assignment, assumption and amendment agreement, the “Private Warrant Agreement”) , and (ii) the public warrant agreement, dated as of November 16, 2021, by and between NETC and Continental Stock Transfer & Trust Company, as warrant agent (the “Original Public Warrant Agreement,” and together with the Original Private Warrant Agreement, the “NETC Warrant Agreements”) by virtue of the public warrant assignment, assumption and amendment agreement, dated as of December 18, 2023, by and among the Company, NETC and Continental Stock Transfer & Trust

Company, as warrant agent (the Original Public Warrant Agreement, as amended by the public warrant assignment, assumption and amendment agreement, the “Public Warrant Agreement” and, together with the Private Warrant Agreement, the “Vast Warrant Agreements”), and each warrant granted under the NETC Warrant Agreements (the “NETC Warrants”) then outstanding and unexercised automatically, without any action on the part of its holder, converted into a warrant to acquire Ordinary Shares (each such warrant issued under the Private Warrant Agreement, became a Private Warrant, and each such warrant issued under the Public Warrant Agreement, became a Public Warrant. Each Vast Warrant is subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding NETC Warrant immediately prior to the Effective Time, except to the extent such terms or conditions are rendered inoperative by the Business Combination.
Each share of NETC Class A Common Stock issued and outstanding immediately prior to the Effective Time with respect to which a NETC stockholder validly exercised its redemption rights (the “Redemption Shares”) was not entitled to receive the Per Share Merger Consideration and was converted immediately prior to the Effective Time into the right to receive from NETC, in cash, an amount per share calculated in accordance with such stockholder’s redemption rights.
Certain other related agreements were entered into in connection with the Business Combination, including the Notes Subscription Agreements, the Equity Subscription Agreements, the Canberra Subscription Agreement, the Nabors Backstop Agreement, the Shareholder and Registration Rights Agreement, the Support Agreement, the Noteholder Support and Loan Termination Agreement, the MEP Deed, MEP De-SPAC Side Deed, the Services Agreement, the Development Agreement, the October Notes Subscription Agreement, the EDF Note Purchase Agreement, the JDA, the Parent Company Guarantee, the Nabors Backstop Agreement Amendment and the Nabors Backstop Loan each as defined and described elsewhere in this prospectus.
At the Effective Time, Vast issued:
•An aggregate of 804,616 Ordinary Shares upon conversion of shares of NETC Class A Common Stock to the holders thereof;
•An aggregate of 3,000,000 Ordinary Shares upon conversion of Founder Shares to the holders thereof;
•An aggregate of 1,500,000 Ordinary Shares to former members of NETC Sponsor as acceleration of a portion of the Earnback Shares, pursuant to the Nabors Backstop Agreement;
•350,000 Ordinary Shares to Nabors Lux pursuant to the Nabors Backstop Agreement;
•An aggregate of 1,250,014 Ordinary Shares upon conversion of Senior Convertible Notes (as defined below) held by AgCentral and Nabors Lux;
•An aggregate of 1,715,686 Ordinary Shares to AgCentral and Nabors Lux pursuant to their respective Equity Subscription Agreements (as defined below); and
•171,569 Ordinary Shares to Guggenheim Securities pursuant to its amended engagement letter with NETC.
On January 12, 2024, Vast issued an additional 681,620 Ordinary Shares to Nabors Lux pursuant to the Nabors Backstop Agreement.
The Ordinary Shares being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 65.1% of our total issued and outstanding Ordinary Shares on a fully diluted basis (assuming and after giving effect to the issuance of 27,529,887 Ordinary Shares upon exercise of all outstanding Warrants, 2,799,999 Earnout Shares issuable upon the occurrence of all Triggering Events, and 2,400,000 Earnback Shares issuable upon the occurrence of all Triggering Events, the conversion of the EDF Note) and the Warrants being offered for resale pursuant to this prospectus represent approximately 46.7% of our current total outstanding Warrants. Upon expiration of the contractual lock-up restrictions mentioned above and described in our most recent Annual Report on Form 20-F under section entitled “Certain Relationships and Related Persons Transactions,” the Selling Securityholders, including AgCentral (who holds approximately 27.9% of our total issued and outstanding Ordinary Shares on a fully diluted basis and has voting power over approximately 30.5% of our total issued and outstanding Ordinary Shares on a fully diluted basis) and Nabors Lux (who is a beneficial owner of approximately 18.7% of our total issued and outstanding Ordinary Shares on a fully diluted basis), will be able to sell all of their Resale Securities registered for resale hereunder for so long as this registration statement of which this prospectus forms a part is available for use. Given the substantial number of Resale Securities being registered for potential resale by the Selling Securityholders pursuant to the registration statement of which this prospectus forms a part, the sale of such Resale Securities by the Selling Securityholders, or the perception in the market that the Selling Securityholders may or intend to sell all or a significant portion of such Resale Securities, could increase the volatility of the market price of our Ordinary Shares or Public Warrants or result in a significant decline in the public trading price of our Ordinary Shares or Public Warrants. The Selling Securityholders acquired, or have the option to acquire, the Ordinary Shares covered by this prospectus at prices ranging from less than $0.01 per share to $11.50 per share. By comparison, the offering price to public stockholders in the NETC IPO was $10.00 per unit, each of which consisted of one share of NETC Class A Common Stock and one-half of one redeemable NETC Public Warrant.

Consequently, certain Selling Securityholders may realize a positive rate of return on the sale of their Resale Securities covered by this prospectus even though the market price of Ordinary Shares is currently $0.96 (based on the closing price on January 31, 2025) which is significantly below the $10.00 per unit price offered in the NETC IPO and public shareholders and/or warrantholders may experience a negative rate of return on their investment. The contractual lock-up restrictions are subject to certain exceptions, including an exception that permits sales of Resale Securities during the lock-up period to satisfy tax obligations of Selling Securityholders.
We will not receive any proceeds from the sale of the Resale Securities by the Selling Securityholders. We will receive the proceeds upon exercise of Vast Warrants to the extent such Vast Warrants are exercised for cash. Assuming the exercise of all outstanding Vast Warrants for cash, we would receive aggregate proceeds of approximately $316.6 million. However, we will only receive such proceeds if all Vast Warrant holders fully exercise their Vast Warrants for cash. The exercise price of the Vast Warrants is $11.50 per share. We believe that the likelihood that holders determine to exercise their Vast Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the exercise price of the Vast Warrants (on a per share basis), we believe that holders will be very unlikely to exercise any of their Vast Warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the Vast Warrants will be “in the money” prior to their expiration or that the holders will exercise their Vast Warrants. Vast Warrant holders have the option to exercise their Vast Warrants on a cashless basis in accordance with the Vast Warrant Agreements. To the extent that any Vast Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of Vast Warrants will decrease.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision. Our Ordinary Shares and Public Warrants are listed on The Nasdaq Stock Market LLC, (“Nasdaq”) under the trading symbols “VSTE” and “VSTEW,” respectively. On January 31, 2025, the closing prices for our Ordinary Shares and Public Warrants on Nasdaq were $0.96 per share and $0.0589 per warrant, respectively.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are therefore eligible to take advantage of certain reduced reporting requirements applicable to other public companies.
We are also a “foreign private issuer” as defined in the Exchange Act and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act with respect to their purchases and sales of Ordinary Shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. See our most recent Annual Report on Form 20-F, “Risk Factors — Risks Related to Ownership of Our Securities — As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers. Accordingly, there will be less publicly available information concerning the Company than there is for issuers that are not foreign private issuers.”

Investing in our securities involves a high degree of risk. See the section entitled "Risk Factors" of this prospectus and other risk factors contained in the documents incorporated by reference herein, including those included in the section entitled “Risk Factors” of our most recent Annual Report on Form 20-F for a discussion of information that should be considered in connection with an investment in our securities.
Neither the SEC nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
PROSPECTUS DATED            ,2025

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.
Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may issue up to 27,529,887 Ordinary Shares underlying Warrants, and the Selling Securityholders may offer for resale (i) up to 41,530,920 Ordinary Shares of the Company and up to (ii) 12,856,500 Warrants, as described in this prospectus.
We have not, and the Selling Securityholders have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by us and/or the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”
This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
i

CERTAIN DEFINED TERMS
The following terms used in this prospectus have the meanings indicated below:
“Accelerated Earnback Shares” are to the 1,500,000 Ordinary Shares issued by Vast to the NETC Sponsor in the Merger as acceleration of a portion of the Earnback Shares pursuant to the Nabors Backstop Agreement;
“AgCentral” are to AgCentral Energy Pty Ltd., an Australian proprietary company limited by shares;
“AgCentral Loan Agreements” are to the loan agreements between Vast and AgCentral pursuant to which the AgCentral Loans were made.
“AgCentral Loans” are to the indebtedness of Vast held by AgCentral prior to the Effective Time;
“AgCentral Subscription Agreement” are to the Subscription Agreement entered into February 14, 2023, by and between Vast and AgCentral;
“ASIC” are to the Australian Securities and Investments Commission;
“ASIO” are to the Australian Security Intelligence Organization Act 1979 (Cth);
“ASX” are to the Australian Securities Exchange Ltd;
“ASX Listing Rules” are to the exchange listing rules of the ASX.
“Balance of Plant” are to all the supporting components and auxiliary systems of a power plant needed to deliver the energy, other than the generating unit itself;
“BCA Amendment” are to the Amendment and Waiver to the Business Combination Agreement, dated October 19, 2023, by and between NETC, the NETC Sponsor, Vast and Merger Sub;
“BESS” are to battery energy storage systems;
“Business Combination Agreement” are to that certain Business Combination Agreement, dated as of February 14, 2023, by and among NETC, Merger Sub, Vast, the NETC Sponsor and Nabors, as amended by the BCA Amendment;
“CAG” are to Capital Airport Group;
"CAG Non-Redemption Agreement"are to the agreement, dated as of December 13, 2023, by and between CAG and NETC, pursuant to which CAG invested $2.0 million in Ordinary Shares by purchasing shares of NETC from existing NETC stockholders who previously elected to redeem their shares in connection with the Capital Reorganisation and whose redemption election were reversed prior to the Closing.
“Canberra Subscription Agreement” are to the Subscription Agreement entered into September 18, 2023, by and between Vast and CAG, as amended on December 13, 2023;
“Canberra Subscription” are to CAG’s subscription for and purchase up to the number of Ordinary Shares provided for in the Canberra Subscription Agreement in exchange for the purchase price and on the terms and subject to the conditions set forth therein;
“Capital Reorganisation” are to the transactions contemplated by the Business Combination Agreement;
“Closing” are to the closing of the Capital Reorganisation;
“Closing Date” are to December 18, 2023;
“Code” are to the U.S. Internal Revenue Code of 1986, as amended;

“Constitution” are to the constitution of Vast;
“Convertible Financing” are to the private offering of the Senior Convertible Notes to AgCentral and Nabors Lux for an aggregate purchase price of $10.0 million;
“Corporations Act” are to the Australian Corporations Act 2001 (Cth);
“CSP” are to concentrated solar thermal power;
“CSPv3.0” are to the Company’s new power generation technology that combines the modularity and reliability benefits of Parabolic Trough CSP systems with the economies of scale of Central Tower CSP systems and delivers cost-competitive, reliable, and efficient CSP.
“CSP 1.0” or “first generation CSP Systems” are to parabolic trough CSP systems;
“CSP 2.0” or “second generation CSP Systems” are to central tower CSP systems;
“CST” are to concentrated solar thermal;
“DGCL” are to the General Corporation Law of the State of Delaware;
“DTC” are to The Depository Trust Company;
“Earnback Shares” are to up to 2,400,000 Ordinary Shares that may be issued to the NETC Sponsor upon the achievement of certain share price targets during the Earnout Period;
“Earnout Period” are to the time period between the day that is seventy (70) days after the Closing Date and the five-year anniversary of the Closing Date;
“Earnout Shares” are to the up to 2,799,999 additional Ordinary Shares in the aggregate eligible to be received by Eligible Vast Shareholders during the Earnout Period;
“EDF” are to EDF Australia Pacific Pty Ltd;
“EDF Note” are to the exchangeable promissory note issued by Vast HoldCo to EDF on December 18, 2023 with an aggregate principal amount of Euro 10,000,000 pursuant to the EDF Note Purchase Agreement;
“EDF Note Purchase Agreement” are to the Note Purchase Agreement, dated December 7, 2023, by and among the Company, Vast HoldCo and EDF;
“Effective Time” are to the effective time of the Merger;
“EGC” are to an emerging growth company, as defined in Section 2(a)(19) of the Securities Act;
“Eligible Vast Shareholder” means a holder of an Ordinary Share (after taking into account the Existing AgCentral Indebtedness Conversion in accordance with the Noteholder Support and Loan Termination Agreement and the MEP Share Conversion) immediately prior to the Effective Time; provided, that no person that became a holder of Ordinary Shares prior to the Effective Time solely as a result of the consummation of the Convertible Financing or the PIPE Financing shall be an Eligible Vast Shareholder with respect to such Ordinary Shares;
“EPC” are to engineering, procurement and construction;
“Equity Subscription” are to Nabors Lux’s and AgCentral’s subscription for and purchase of up to the number of Ordinary Shares provided for in the Equity Subscription Agreements in exchange for the purchase price and on the terms and subject to the conditions set forth therein;
“Equity Subscription Agreements” are to the AgCentral Subscription Agreement and the Nabors Lux Subscription Agreement;

“ESG” are to environmental, social and governance;
“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
“Existing Vast Convertible Notes” are to the convertible promissory notes of Vast held by AgCentral prior to the Effective Time;
“Financings” are to the Convertible Financing, the Equity Subscription, the Incremental Funding and PIPE Financing, collectively;
“FIRB” are to the Foreign Investment Review Board of Australia;
“Founder Shares” are to the NETC Class F Common Stock, the NETC Class B Common Stock issuable upon conversion of the NETC Class F Common Stock and the NETC Class A Common Stock issuable upon conversion of the NETC Class B Common Stock;
“Guggenheim Securities” are to Guggenheim Securities, LLC;
“HTF” are to Heat Transfer Fluid;
“IASB” are the International Accounting Standards Board;
“IEA” are to the International Energy Agency;
“IEP” are to independent energy producer;
“IFRS”are the International Financial Reporting Standards as issued by the IASB;
“Incremental Funding” are to the $2.5 million purchase price paid to Vast by Nabors Lux as consideration for the Senior Convertible Note issued pursuant to the October Notes Subscription Agreement;
“Incremental Funding Commitment Fee” are to the 350,000 Ordinary Shares issued to Nabors Lux by Vast pursuant to the Nabors Backstop Agreement;
“IRS” are to the U.S. Internal Revenue Service;
“ITC” are to investment tax credits;
“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012;
“JSS Demonstration Plant” are to the Jemalong Solar Station operated from early 2018 until its decommissioning in 2020;
“LCOE” are to levelized cost of energy;
“Legacy Vast shareholders” are to the former holders of Legacy Vast Shares;
“Legacy Vast Shares” are to all of the shares in the capital of Vast that existed prior to the Closing;
“Letter Agreement” are to the letter agreement, dated November 16, 2021, among NETC, its officers and directors, the NETC Sponsor and Nabors Lux;
“MEP Deed” are to Vast’s Management Equity Plan Deed dated on or around July 30, 2020, as amended on February 14, 2023;
“MEP De-SPAC Side Deed” are to Vast’s Management Equity Plan De-SPAC Side Deed, dated on or around February 14, 2023;
“MEP Shares” are to all shares granted under the MEP Deed prior to the MEP Share Conversion;

“Merger” are to the merger of Merger Sub with and into NETC, with NETC surviving the merger as a wholly owned direct subsidiary of Vast;
“Merger Sub” are to Neptune Merger Sub, Inc., a Delaware corporation;
“Merger Sub Common Stock” are to the common stock, par value of $0.0001 per share, of Merger Sub;
“Nabors” are to Nabors Industries Ltd., a Bermuda exempted company;
“Nabors Backstop” are to the $10.0 million commitment by Nabors to purchase Ordinary Shares at a purchase price of $10.20 per share pursuant to the Nabors Backstop Agreement;
“Nabors Backstop Agreement” are to the Backstop Agreement, dated October 19, 2023, by and between Vast and Nabors Lux, as amended on December 8, 2023;
“Nabors Corporate” are to Nabors Corporate Services, Inc., a Delaware corporation.
“Nabors Lux” are to Nabors Lux 2 S.a.r.l., a Luxembourg private limited liability company (société à responsabilité limitée);
“Nabors Lux Subscription Agreement” are to the Subscription Agreement, entered into February 14, 2023, by and between Vast and Nabors Lux;
“Nasdaq” are to the Nasdaq Stock Market LLC.
“Nasdaq Listing Rules” are to the exchange listing rules of Nasdaq;
“NEM” are to the Australian National Electricity Market;
“NETC” are to Nabors Energy Transition Corp., a Delaware corporation;
“NETC Board” are to the board of directors of NETC;
“NETC Charter” are to NETC’s second amended and restated certificate of incorporation, dated May 12, 2023;
“NETC Class A Common Stock” are to NETC’s Class A common stock, par value $0.0001 per share, prior to the Closing of the Capital Reorganisation;
“NETC Class B Common Stock” are to NETC’s Class B common stock, par value $0.0001 per share, prior to the Closing of the Capital Reorganisation;
“NETC Class F Common Stock” are to NETC’s Class F common stock, par value $0.0001 per share, prior to the Closing of the Capital Reorganisation;
“NETC Common Stock” are to the NETC Class A Common Stock, NETC Class F Common Stock and the NETC Class B Common Stock, collectively;
“NETC independent directors” are to Colleen Calhoun, Maria Jelescu Dreyfus and Jennifer Gill Roberts;
“NETC initial stockholders” are to the former holders of shares of NETC Class F Common Stock, which included the NETC Sponsor and NETC’s independent directors;
“NETC IPO” are to NETC’s initial public offering of NETC Units, which closed on November 18, 2021;
“NETC management” are to NETC’s former officers and directors;
“NETC Preferred Stock” are to NETC’s preferred stock, par value $0.0001 per share, prior to the Closing of the Capital Reorganisation;
v

“NETC private placement warrants” are to the NETC Warrants issued to Nabors Lux, certain of NETC’s independent directors and certain other parties in a private placement simultaneously with the closing of the NETC IPO;
“NETC public shares” are to shares of NETC Class A Common Stock sold as part of the NETC Units in the NETC IPO (whether they were purchased in the NETC IPO or thereafter in the open market), which were subject to possible redemption;
“NETC public stockholders” are to the former holders of NETC public shares;
“NETC public warrants” are to the NETC Warrants sold as part of the NETC Units in the NETC IPO (whether they were purchased in the NETC IPO or thereafter in the open market);
“NETC special meeting” are to the special meeting of stockholders of NETC for the approval of, inter alia, the Merger and the Capital Reorganisation and any adjournments or postponements thereof;
“NETC Sponsor” are to Nabors Energy Transition Sponsor LLC, a Delaware limited liability company; “NETC stockholders” are to the NETC initial stockholders and the NETC public stockholders, collectively;
“NETC Units” are to the units of NETC sold in the NETC IPO, each of which consisted of one share of NETC Class A Common Stock and one-half of one NETC Public Warrant;
“NETC unitholders” are to the former holders of NETC Units;
“NETC Warrants” are to the NETC private placement warrants and the NETC public warrants, collectively;
“NETC Warrant Agreements” are to the Original Private Warrant Agreement and Original Public Warrant Agreement, collectively;
“NETC warrant holders” are to the former holders of NETC Warrants;
“NETV” are to Nabors Energy Transition Ventures, LLC, a Delaware limited liability company;
“Noteholder Support and Loan Termination Agreement” are to that certain letter agreement, dated as of February 14, 2023, by and between Vast and AgCentral;
“Notes Subscription Agreements” are to the notes subscription agreements, dated as of February 14, 2023, by and between the Company and each of AgCentral and Nabors Lux, pursuant to which, among other things, each of Nabors Lux and AgCentral agreed to subscribe for and purchase up to $5.0 million (or $10.0 million in aggregate principal amount) of Senior Convertible Notes;
“NZE” are to the IEA's net zero emissions scenario;
“October Agreements” are to the Nabors Backstop Agreement, the BCA Amendment, the Support Agreement Amendment and the October Notes Subscription Agreement;
“October Notes Subscription Agreement” are to the Notes Subscription Agreement, dated October 19, 2023, by and between Vast and Nabors Lux relating to the purchase of $2.5 million of Senior Convertible Notes;
“OEM” are to original equipment manufacturing;
“Ordinary Shares” are to the ordinary shares in the capital of Vast;
“Original Private Warrant Agreement” are to the Private Warrant Agreement, dated as of November 16, 2021, by and between NETC and Continental Stock Transfer & Trust Company, as warrant agent;
“Original Public Warrant Agreement” are to the Public Warrant Agreement, dated as of November 16, 2021, by and between NETC and Continental Stock Transfer & Trust Company, as warrant agent;

“O&M” are to operations and maintenance;
“PHES” are to pumped hydro energy storage;
“PIPE Financing” are to the private offering of the Ordinary Shares to AgCentral and Nabors Lux for a purchase price of $10.20 per share, for an aggregate purchase price of $30 million, in connection with the Capital Reorganisation (in each case, reduced dollar for dollar by the proceeds received from Nabors Lux and AgCentral, as applicable, pursuant to their respective Notes Subscription Agreement and the October Notes Subscription Agreement);
“PIPE Shares” are to the Ordinary Shares issued in the PIPE Financing;
“PPAs” are to power purchase agreements;
“Prior NETC Charter” are to NETC’s amended and restated certificate of incorporation, dated November 16, 2021;
“Private Warrants” are to the Warrants into which the NETC private placement warrants automatically converted at the Effective Time;
“Public Warrants” are to the Warrants into which the NETC public warrants automatically converted at the Effective Time;
“PV” are to photovoltaic electricity generation systems;
“PTC” are to production tax credits;
“P50” are to the annual level of generation that there is a 50% probability of exceeding over a year;
“P90” are to the annual level of generation that there is a 90% probability of exceeding over a year;
“Redemption Shares” are to the shares of NETC Class A Common Stock with respect to which a NETC public stockholder has validly exercised its redemption rights in accordance with the NETC Charter;
“RRA Parties” are to the parties, other than the Company, listed as signatories to the Shareholder and Registration Rights Agreement;
“SAF” are to sustainable aviation fuels;
“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;
“SEC” are to the U.S. Securities and Exchange Commission;
“Securities Act” are to the Securities Act of 1933, as amended;
“Senior Convertible Notes” are to the senior convertible notes issued in the Convertible Financing and the senior convertible notes issued pursuant to the October Notes Subscription Agreement;
“SGS” are to steam generation systems;
“Shareholder and Registration Rights Agreement” are to the shareholder and registration rights agreement, dated December 18, 2023, by and among the Company and the parties thereto;
“SM1” or “Solar Methanol 1” are to a 20 ton per day solar methanol demonstration facility that will be co-located with and partially powered by VS1;
“Split Adjustment” are to the conversion of Ordinary Shares (whether by way of subdivision or consolidation), that occurred immediately following the MEP Share Conversion and the Existing AgCentral Indebtedness

Conversion, whereby the aggregate number of Ordinary Shares outstanding immediately following such adjustment was 20,499,999;
“STEPS” refers to the IEA’s stated energy policies scenario;
“Support Agreement” are to that certain letter agreement, dated as of February 14, 2023, by and among NETC, the NETC Sponsor, Vast, Nabors Lux and NETC’s independent directors, as amended by the Support Agreement Amendment;
“Support Agreement Amendment” are to Amendment No. 1 to Support Agreement, dated October 19, 2023, by and between the NETC Sponsor, NETC, Vast, Nabors Lux and the NETC independent directors;
“TES” are to thermal energy storage;
“Trading Day” means any day on which the Ordinary Shares are actually traded on the principal securities exchange or securities market on which the Ordinary Shares are then traded;
“Triggering Event I” are to the date on which the volume-weighted average closing sale price of one Ordinary Share quoted on the exchange on which Ordinary Shares are then listed is greater than or equal to $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period;
“Triggering Event II” means the date on which the volume-weighted average closing sale price of one Ordinary Share quoted on the exchange on which Ordinary Shares are then listed is greater than or equal to $15.00 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period;
“Triggering Event III” means the date on which the volume-weighted average closing sale price of one Vast Ordinary Share quoted on the exchange on which Ordinary Shares are then listed is greater than or equal to $17.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period;
“Triggering Event IV” means the date on which a notice to proceed is issued (as determined in good faith by the Vast Board) under a contract in respect of the procurement of a 30MW/288MWhr concentrated solar power project at Port Augusta in South Australia;
“Triggering Events” means Triggering Event I, Triggering Event II, Triggering Event III and Triggering Event IV, collectively;
“Trust Account” are to the trust account that held the proceeds (including interest not previously released to NETC to pay its taxes) from the NETC IPO and the concurrent private placement of the NETC private placement warrants;
“U.S. GAAP” are to generally accepted accounting principles in the United States;
“Vast Board” are to the board of directors of Vast;
“Vast Directors” are to the directors of Vast;
“Vast HoldCo” are to Vast Intermediate HoldCo Pty Ltd, a direct wholly owned subsidiary of the Company;
“Vast Warrants” are to the warrants to purchase one whole Ordinary Share, including the Private Warrants and the Public Warrants;
“Vast shareholders” are to the holders of Ordinary Shares;
“VS1” or “Vast Solar 1” are to a 30 MW / 288 MWh reference CSP plant to be located in Port Augusta, South Australia;
“VS2” or “Vast Solar 2” are to the North West Queensland Hybrid Power Project, a 50 MW hybrid baseload CSP/PV/BESS/gas project to be located in Mount Isa;

“VWAP” are to the volume-weighted average price; and
“1414 Degrees” are to 1414 Degrees Limited.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect our current views with respect to, among other things, our respective capital resources, portfolio performance and results of operations. Likewise, all of our statements regarding anticipated growth in operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “seeks,” “should,” “will” or the negative version of these words or other comparable words or phrases.
Forward-looking statements contained in this prospectus together with any applicable prospectus supplements and the documents incorporated by reference in this prospectus and any applicable prospectus supplements, reflect Vast’s views, as applicable, about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Vast does not guarantee that the transactions and events described will happen as described (or that they will happen at all). There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, performance or achievements expressed or implied by the forward-looking statements. These important factors include, among others, the items in the following list, which also summarizes some of our most principal risks:
•If the demand for our CSP technology does not grow as anticipated, it will negatively impact our revenue and harm our overall performance.
•Expanding our operations beyond Australia is a planned avenue for growth, but this strategy comes with additional risks that may not be encountered domestically. These risks could have a material adverse effect on our business and financial performance.
•Commercial deployment of new power generation technology, such as CSPv3.0, is difficult because incumbent technologies benefit from proven track records, installed bases and lower prices.
•The green hydrogen and downstream derivative production (e.g., green methanol, green ammonia) industry is an emerging market and it may not receive widespread market acceptance.
•We may not be able to successfully finish or operate our projects in a way that makes a profit and / or meets our customers’ requirements.
•The failure of our suppliers to continue to deliver necessary raw materials or other components (including any specialty materials and components) required for our projects in a timely manner or at all, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could adversely affect our business.
•Our business and growth strategy relies on having continued access to sodium metal used as the primary Heat Transfer Fluid (“HTF”).
•Delays in the construction of our projects or significant cost overruns could present significant risks to our business and could have a material adverse effect on our business, financial condition and results of operations.
•Our ability to operate our business effectively depends in large part on certain administrative and other support functions provided to us by Nabors Corporate and NETV pursuant to the Services Agreement and Development Agreement, respectively, and our ability to operate our business effectively may suffer if we are unable to cost-effectively establish our own administrative and other support functions following the expiration or termination of the Services Agreement and/or the Development Agreement.
x

•If we are not successful in securing new contracts and / or developing the projects in our pipeline, it could negatively impact our business operations and financial performance.
•We have not yet completed contracting, construction and commissioning of our current projects. Although we are not yet able to predict with specificity the capital expenditures that will be required to bring VS1 and SM1 online, we now believe that it will cost significantly more than our previous estimates. There can be no assurance that our projects will be contracted, constructed, commissioned and operated as described in this prospectus, or at all.
•Our technology has not yet been proven at utility scale and we have limited direct experience with manufacturing our product suite.
•We do not have any operating history / onsite measured data at a commercial scale. Energy production forecasts may be lower than estimated by production modelling forecasts.
•We have a history of operating losses and will likely incur substantial additional expenses and operating losses in the future. Management has concluded that there is, and the report of our independent registered public accounting firm contains an explanatory paragraph that expresses, substantial doubt about our ability to continue as a “going concern”.
•We will require a significant amount of capital to achieve our growth plans but obtaining it may be uncertain as we may not be able to secure additional financing on favorable terms, or at all.
•Our business benefits in part from federal, state and local government support for renewable energy, and a decline in such support could harm our business.
•The VS1 reference project is important to the future of the business and requires a substantial scale up relative to the Jemalong Solar Station (“JSS Demonstration Plant”) and carries significant risk associated with factors such as technology readiness, organizational capability to deliver and production ramp up.
•We may be unable to adapt our technologies and products to meet shifting customer preferences or industry regulations, and our rivals could create products that reduce the demand for our offerings.
•We have not yet integrated molten salt TES into our overall technology offering.
•Our performance and dynamic models have limited validation at a commercial scale and are primarily based on in-silico analyses.
•Concentration of ownership among the RRA Parties, including AgCentral, our executive officers, directors, Nabors Lux, previous officers and directors of NETC and their affiliates may prevent new investors from influencing significant corporate decisions.
•Certain of the Selling Securityholders acquired their Ordinary Shares at a price that is less than the market price of the Ordinary Shares as of the date of this prospectus, may earn a positive rate of return even if the price of the Ordinary Shares declines and may be willing to sell their Ordinary Shares at a price less than shareholders that acquired Ordinary Shares in the public market.
•We may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making such warrants worthless.
•As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers. Accordingly, there will be less publicly available information concerning the Company than there is for issuers that are not foreign private issuers.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section of this prospectus entitled "Risk Factors" as well as those listed under “Item 3. Key Information – Risk Factors” of our most recent Annual Report on Form 20-F under the section entitled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

PROSPECTUS SUMMARY
Overview
Vast is an Australian public company limited by shares incorporated on March 27, 2009. We are a leading renewable energy company that has developed concentrated solar power (CSP) systems to generate, store and dispatch carbon free, utility-scale electricity and industrial heat, and to enable the production of green fuels. Our unique approach to CSP utilizes a proprietary, modular sodium loop to efficiently capture and convert solar heat into these end products. Our vision is to provide continuous carbon-free energy globally by deploying our CSP technology and complementary technologies (e.g., intermittent solar PV and wind) to deliver renewable and dispatchable electricity, heat and storage on a continuous basis. We believe our CSP technology is capable of providing competitive, dispatchable and carbon-free power for on- and off-grid power generation applications, energy storage, process heat, and has the potential to unlock green fuels production.
Our executive offices are located at Suite 7.02, 124 Walker Street, North Sydney, NSW 2060, Australia, and our telephone number is +61 2 4072 2889.
Structure of Vast
The following diagram depicts the simplified organizational structure of the Company and its subsidiaries:
Status as Emerging Growth Company
We are an “emerging growth company” as defined in the JOBS Act. The Company may take advantage of exemptions from various reporting requirements that are applicable to most other public companies, including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that the Company’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation. If some investors find the Company less attractive as a result, there may be a less active trading market for the Company’s securities and the prices of the Company’s securities may be more volatile.
Foreign Private Issuer
Vast is a “foreign private issuer” as defined in the Exchange Act. As a “foreign private issuer,” we are exempt from certain rules under the Exchange Act, including certain disclosure and procedural requirements applicable to proxy solicitations under Section 14 of the Exchange Act, our board, officers and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act with respect to their purchases and sales of our Ordinary Shares, and we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as companies whose securities are registered under the Exchange Act but are not foreign private issuers. Foreign private issuers are also not required to comply with Regulation Fair Disclosure (“Regulation FD”), which restricts the selective disclosure of material non-public information. Accordingly, there may be less publicly available information concerning the Company than there is for companies whose securities are registered under the Exchange Act but are not foreign private issuers, and such information may not be provided as promptly as it is provided by such companies. As a “foreign private issuer,” the Company is also permitted to follow certain home country corporate governance practices in lieu of the requirements of the Nasdaq Listing Rules pursuant to Nasdaq Rule 5615(a)(3), which provides for such exemption to compliance with the Nasdaq Rule 5600 Series and certain other Nasdaq Listing Rules. We rely on the exemptions available to foreign private issuers listed in the section entitled “Management — Foreign Private Issuer Status” of our most recent Annual Report on Form 20-F, and we may rely on additional exemptions in the future.
Recent Developments
On October 29, 2024, the Company announced that its wholly owned subsidiary, Vast Renewables Holdco Corp. and Project Bravo, signed a development services agreement with GGS Energy LLC a leading energy transition development company with deep project development experience, to pursue a commercial-scale synthetic fuels project in the Southwest United States (Project Bravo).
On November 6, 2024, Kurt Drewes reduced his role as Chief Technology Officer of the Company, effective November 1, 2024. Mr. Drewes’s role change was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Pursuant to a Service Agreement entered into on November 6, 2024 between the Company and Mr. Drewes, he will remain with the Company in a senior technical advisory role, during which time he will be paid a quarterly retainer and additional fees for services rendered.
On November 18, 2024, Masters & Young Pty Ltd and Vast Renewables Ltd executed an Exclusive Collaboration Agreement. Masters & Young is a manufacturer of printed circuit boards. The parties have agreed to collaborate exclusively in relation to Heliostat PCBs, master transmitted PCBs, Vast Master Controller, Vast Master Transmitter and Vast Master Drive boards, with a view of Masters & Young supplying such products to any project developed by or supplied by Vast that uses Vast’s CSP technology, including VS1.
On November 25, 2024, the Company announced it has signed an updated funding agreement to access up to $30 million of its existing $65 million grant from the Australian Renewable Energy Agency (“ARENA”). The funding will support Vast’s green technology manufacturing and project development activities as it deploys its next generation concentrated solar thermal power (CSP) solution to deliver the clean, dispatchable power and heat that the world needs. CSP is an obvious technology to deploy in Australia’s energy transition in one of the sunniest countries on earth. By capturing and storing the sun’s energy as heat, CSP can power homes, industry and transport with green, reliable and affordable energy. The technology’s dispatchable capacity will be a critical complement to intermittent solar PV and wind in Australia’s energy mix, delivering longer-lasting power that’s cost effective when the sun isn’t shining and the wind isn’t blowing. Vast has pioneered the next generation of proprietary CSP technology, promising superior performance at lower cost and risk. It has a global pipeline of projects that will help to decarbonise electricity generation and power the production of green methanol and sustainable aviation fuels. Proven at its grid-connected pilot project in New South Wales, Vast’s leading technology is set to be deployed at utility-scale at Vast Solar 1 (“VS1”), a 30MW power plant with 8 hours of storage located in the Port Augusta Green Energy Hub, South Australia.Vast’s Port Augusta utility-scale CSP project will generate clean, dispatchable electricity which will be sold into the National Electricity Market, and it will help to power a world-first co-located green methanol production facility, Solar Methanol 1 (“SM1”), also being developed by Vast. A real world, in-demand application for hydrogen, green methanol has the potential to decarbonise shipping and is already being used to power major container vessels.Vast’s internationally awarded, Australian-made technology is currently produced at its Queensland facility. ARENA’s funding will see Vast scale up its Australian green technology manufacturing to supply VS1 and future projects. The $30 million funding will also support Vast in the final project development activities ahead of Final Investment Decision (FID) on VS1 in early 2025. Vast’s Australian projects and manufacturing facility are anticipated to create dozens of green manufacturing and construction jobs, and long-

term plant operations roles.The support of the Australian Government has been key for Vast, which has the potential to be a catalyst for a domestic CSP industry and expects to export its green technology around the world to its global pipeline of projects.
The $30 million non-dilutive grant will be released from $65 million of funding announced in February 2023 by ARENA. Construction of VS1 is anticipated to begin in Q2 2025, with capital expenditures estimated to be in the range of AUD360 million - AUD390 million.
On February 11, 2025, the Company announced achieving a breakthrough with the successful launch of a first-of-its-kind concentrated solar thermal power receiver tower. The receiver tower is the final component of Vast’s next generation clean energy solution to be built and tested at operational scale. The technology is set to be deployed at Vast’s Port Augusta Green Energy Hub to power South Australia’s grid and green fuels production. The milestone reinforces Vast’s readiness to deliver solutions with best-in-class performance and is an important step toward financial close for VS1, the company’s 30MW utility scale reference project with 8 hours of storage.
Risk Factors
Investing in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth on page 6 of this prospectus, in the Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

THE OFFERING
The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of our Ordinary Shares and Vast Warrants.

Issuer	Vast Renewables Limited

Ordinary Shares offered by us
Up to 27,529,887 Ordinary Shares, consisting of: (i) 13,799,887 Ordinary Shares that are issuable by us upon the exercise of 13,799,887 Public Warrants and (ii) 13,730,000 Ordinary Shares that are issuable by us upon the exercise of 13,730,000 Private Warrants.

Ordinary Shares that may be offered and sold from time to time by the Selling Securityholders
Up to 41,530,920 Ordinary Shares, including up to (i) 23,474,421 Ordinary Shares held by certain holders entitled to resale registration rights pursuant to the Shareholder and Registration Rights Agreement or other agreements, (ii) up to an aggregate 2,799,999 Earnout Shares that are issuable to certain parties to the Shareholder and Registration Rights Agreement pursuant to the Business Combination Agreement upon the occurrence of specified events, (iii) up to 2,400,000 Earnback Shares that are issuable to NETC Sponsor pursuant to the Support Agreement upon the occurrence of specified events, (iv) 12,416,500 Ordinary Shares issuable upon exercise of Private Warrants held by certain parties to the Shareholder and Registration Rights Agreement, and (v) 440,000 Ordinary Shares issuable upon exercise of Public Warrants held by certain parties to the Shareholder and Registration Rights Agreement.

Warrants that may be offered and sold from time to time by the Selling Securityholders	12,416,500 Private Warrants and 440,000 Public Warrants.

Terms of offering
We will issue Ordinary Shares upon exercise of Warrants pursuant to the terms of the Vast Warrant Agreements.
The Resale Securities offered for resale by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Terms of Warrants
Each Warrant entitles the holder to purchase one Ordinary Shares at an exercise price of $11.50 per share, subject to adjustment pursuant to the terms of the Vast Warrant Agreements.
All Warrants expire on December 18, 2028 at 5:00 p.m., New York City time.

Warrants issued and outstanding (as of the date of this prospectus)
13,799,987 Public Warrants and 13,730,000 Private Warrants. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $316.6 million. If the Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants. However, we will only receive such proceeds if all Warrant holders fully exercise their Warrants for cash. The exercise price of the Public Warrants and Private Warrants is $11.50 per share. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be very unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. On January 31, 2025, the closing prices for our Ordinary Shares and Public Warrants on Nasdaq were $0.96 per share and $0.0589 per warrant, respectively. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. Warrant holders have the option to exercise their Warrants on a cashless basis in accordance with the Vast Warrant Agreements. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of Warrants will decrease.

Use of proceeds
We will not receive any of the proceeds from the sale of the Resale Securities by the Selling Securityholders. We will receive the proceeds from the exercise of the Warrants for cash. We expect to use the proceeds received from such exercises, if any, for working capital and general corporate purposes. However, for so long as the Warrants are “out of the money,” we believe the holders thereof will be unlikely to exercise their Warrants. See “Use of Proceeds.”

Dividend Policy
We have not paid any cash dividends on our Ordinary Shares since the Capital Reorganisation and have no plan to pay cash dividends on such securities in the foreseeable future. Subject to the Corporations Act, the Constitution and any special terms and conditions of issue, the Vast Board may, from time to time, resolve to pay a dividend or declare any interim, special or final dividend as, in their judgement, the financial position of Vast justifies.The Vast Board may fix the amount, time and method of payment of the dividends. The payment, resolution to pay, or declaration of a dividend does not require any confirmation by a general meeting.

Market for our Ordinary Shares and Public Warrants	Our Ordinary Shares and Public Warrants are listed on Nasdaq under the symbols “VSTE” and “VSTEW,” respectively.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risks set forth below, in described in our most recent Annual Report on Form 20-F, which is incorporated herein by reference, as well as the risks and other information that are described or contained in any applicable prospectus supplement and in other documents incorporated by reference into this prospectus, including the financial statements and notes to the financial statements incorporated by reference, as updated by our subsequent filings under the Exchange Act, in evaluating your decision to buy our securities. The occurrence of one or more of the events or circumstances described in those risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, cash flows, financial condition and results of operations of the Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The risk factors are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the business of the Company.
Risks Relating to our Corporate Operations
While we believe that we will have sufficient funding to execute on our near-term business plan of completing the work and processes to progress VS1 to final investment decision, our funds will be insufficient to fully execute our long-term business plan and we will need substantial additional funds to meet projected capital expenditures, financing obligations and operating requirements related to the construction and development of projects, which are further described in the section of our Annual Report incorporated by reference entitled “Business.” We will require a significant amount of capital to achieve our growth plans. At any time we seek to raise additional capital in order to meet various objectives, including developing projects in our project pipeline, developing existing or future technologies and solutions, increasing working capital, acquiring new customers, expanding geographically and responding to competitive pressures, capital may not be available on favorable terms or may not be available at all. Lack of sufficient capital resources could significantly limit our ability to take advantage of business and strategic opportunities and have a material adverse effect on our business prospects, results of operations and financial condition. Any additional capital raised through the sale of equity or debt securities with an equity component may dilute our existing equity owners. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such securities or loans could require significant interest payments, contain covenants that restrict our business, or include other unfavorable terms. If we are unable to comply with these covenants and service our debt, we may lose control of our business and be forced to reduce or delay planned investments or capital expenditures, sell assets, restructure our operations or submit to foreclosure proceedings, all of which could result in a material adverse effect upon our business. If adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate material parts of our business strategy, including acquiring potential new customers or the continued development of new or existing technologies or solutions and geographic expansion.
A variety of factors beyond our control could impact the availability or cost of capital, including domestic or international economic conditions, increases in key benchmark interest rates and/or credit spreads, the adoption of new or amended banking or capital market laws or regulations, reductions in government incentives or policies that support renewable energy, the re-pricing of market risks and volatility in capital and financial markets, risks relating to the credit risk of our customers and the jurisdictions in which we operate, as well as general risks applicable to the energy sector. Elevated inflation and interest rate increases in the U.S. and globally may prevent us from obtaining financing on terms satisfactory to us or at all.
Additionally, the Shareholder and Registration Rights Agreement provides that, until the Additional Rights Expiration Date, Nabors will have a consent right over all debt or equity capital we raise (excluding certain issuances of securities pursuant to (i) compensatory stock or option plans, (ii) contracts existing as of the date of the Nabors Backstop Agreement, (iii) securities issued pursuant to convertible securities issued or issuable pursuant to agreements existing as of the date of the Nabors Backstop Agreement and (iv) a bona fide merger or acquisition with an unrelated third party that is, itself, directly or indirectly, an operating company or an owner of an asset in a business synergistic with our business) until the Additional Rights Expiration Date. This provision could adversely affect our ability to obtain financing on terms acceptable to it, or at all, and may result in additional dilution to our shareholders. Our financing costs could increase, or future borrowings or equity offerings may be unavailable to us or unsuccessful, which could cause us to be unable to pay or refinance our indebtedness or to fund our other liquidity needs.
Risks Relating to VS1
The VS1 reference project is important to the future of the business and requires a substantial scale up relative to the Jemalong Solar Station (“JSS Demonstration Plant”) and carries significant risk associated with factors such as technology readiness, organizational capability to deliver and production ramp up.
VS1 is our reference project to demonstrate the viability of CSPv3.0 at a utility scale. Accordingly, the success of VS1 is important to the future of our business. VS1 may be delayed due to a variety of factors outside of our control such as a complex grid connection process, permitting delays, updated legislation forcing permits to be re-acquired, failure to attract the required financing or to satisfy conditions precedent to such financing, construction delays, cost overruns, loss / theft of a key piece of equipment, longer than expected commissioning process and a slower than expected ramp-up of production post commissioning. A delay or failure in the delivery of VS1 could materially impact our overall growth strategy and substantially reduce the potential to commercialize our product offering. Additionally, following an agreement with ARENA to extend the dates in the ARENA Funding Agreement, the secured concessional financial support from the Australian government for VS1 is conditioned upon our achievement of financial close of VS1 by June 2025.
In addition, the VS1 project involves a substantial scale up relative to the JSS Demonstration Plant and carries significant risk associated with factors such as technology readiness, organizational capability to deliver and production ramp up. We have never delivered a commercial project. The last successful project delivered by us was a 1.1MW grid-connected pilot plant that was decommissioned in 2020. We may experience issues with scaling up our technology to the size required for VS1 and other large and utility-scale projects which may have a material adverse effect on our business in the form of higher costs, reduced demand and delayed growth. A delay or failure in the delivery of VS1 could materially impact our overall growth strategy and substantially reduce the potential to commercialize our product offering.
Financial, Tax and Accounting Risks
Operating as a newly listed public company will increase our costs and may disrupt the regular operations of our business. Our management has limited experience in operating a public company.
As a new public company, we incur significant legal, accounting, regulatory, finance, insurance, investor relations, and other expenses that we did not incur as a private company. Having gone public through a merger with a special purpose acquisition company (“SPAC”), there are additional and specific rules and regulations applicable to our operations. Compliance with public company, and SPAC specific, regulatory requirements will increase our legal and financial compliance costs and we may need to hire additional staff with appropriate public company experience, particularly those with technical accounting knowledge. We may not accurately predict or estimate the amount of additional costs we may incur in the future as a result of being a public company or the timing of such costs.
We are required to prepare financial statements on a timely basis that comply with SEC reporting requirements and maintain effective internal controls over financial reporting. The additional demands associated with being a public company may disrupt our regular business operations by diverting management’s attention away from revenue producing activities to compliance and administrative oversight, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our businesses. In addition, changing laws, regulations, and standards relating to corporate governance and public company disclosures are creating uncertainty for public companies, especially those who have gone public through a SPAC merger transaction, further increasing legal and financial compliance costs, and making some activities more time consuming. We will continue to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses. Failure to comply with any laws or regulations applicable to us as a public company may result in legal proceedings and/or regulatory investigations, and may cause reputational damage, any of which could harm our business, financial condition and results of operations.

The IRS may not agree that we should be treated as a non-U.S. corporation for U.S. federal income tax purposes.
A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization and incorporation. Accordingly, under generally applicable U.S. federal income tax rules, the Company, which is incorporated in Australia, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances following the acquisition of a U.S. entity by such non-U.S. incorporated entity, be treated as a U.S. corporation for U.S. federal income tax purposes.
We do not currently expect to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code as a result of the Capital Reorganisation. However, the application of Section 7874 of the Code is complex and subject to detailed rules and regulations (the application of which is uncertain in various respects and could be impacted by changes in such rules and regulations, with possible retroactive effect). Accordingly, there can be no assurance that the IRS will not challenge our status as a non-U.S. corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.
If the IRS were to successfully challenge, under Section 7874 of the Code, our status as a non-U.S. corporation for U.S. federal income tax purposes, we and certain shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate imposed on us and future withholding taxes on certain shareholders, depending on the application of any income tax treaty that might apply to reduce such imposed withholding taxes.
You should consult your advisors regarding the potential application of Section 7874 of the Code to the Company and the tax consequences if the classification of Vast as a non-U.S. corporation is not respected.
Risks Related to Ownership of Our Securities
Concentration of ownership among the RRA Parties, including AgCentral, our executive officers, directors, Nabors Lux, previous officers and directors of NETC and their affiliates may prevent new investors from influencing significant corporate decisions.
The RRA Parties, including AgCentral, our executive officers, directors, Nabors Lux, previous officers and directors of NETC and their affiliates hold, collectively, the vast majority of the outstanding Ordinary Shares. Through their ownership of a majority of our voting power and the provisions set forth in our Constitution, the RRA Parties have the ability to designate a majority of our directors to be nominated for election by our stockholders. This concentration of ownership will limit the ability of other shareholders to influence corporate matters and may cause us to make strategic decisions that could involve risks to you or that may not be aligned with other shareholders’ interests. In addition, when acting in their capacities as shareholders, these parties do not have any fiduciary duty to consider the interests of, and their interests may not be aligned with, us or our other shareholders, which could result in actions that are not in the best interests of our other shareholders. The control these parties hold may adversely affect our business, financial condition and results of operations as well as the market price of the Ordinary Shares and this concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future.
In addition, pursuant to the MEP De-SPAC Side Deed, MEP Participants, subject to an optional initial liquidity mechanism at six-months following completion of the Capital Reorganisation (pursuant to which each MEP Participant was entitled to dispose of up to $350,000 worth of Ordinary Shares issued in the MEP Conversion, up to an aggregate of $2,000,000 among all MEP Participants), have agreed to vote 100% of the Ordinary Shares received in the MEP Share Conversion (other than those released in connection with the initial liquidity mechanism) as directed by AgCentral until the second anniversary of the Closing Date, 66.7% of the Ordinary Shares received in the MEP Share Conversion as directed by AgCentral from the second anniversary of the Closing Date until the third anniversary of the Closing Date and 33.3% of the Ordinary Shares received in the MEP Share Conversion as directed by AgCentral from the third anniversary of the consummation of Closing Date until the fourth anniversary of the Closing Date. On June 18, 2024, pursuant to the early release mechanism, an aggregate of 800,000 Ordinary Shares held by MEP Participants were released from this voting agreement. As a result, AgCentral currently holds

51.0% of the outstanding Ordinary Shares and has voting power with respect to 55.6% of the outstanding Ordinary Shares. As a result, AgCentral exercises a significant level of control over all matters requiring shareholder approval, including the election of directors, any amendment of the Constitution and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.
Certain of the Selling Securityholders acquired their Ordinary Shares at a price that is less than the market price of the Ordinary Shares as of the date of this prospectus, may earn a positive rate of return even if the price of the Ordinary Shares declines and may be willing to sell their Ordinary Shares at a price less than shareholders that acquired Ordinary Shares in the public market.
Certain of our Selling Securityholders have purchased their respective Ordinary Shares at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment. As a result, the Selling Securityholders are able to recognize a greater return on their investment than shareholder or holders of Warrants acquired in the public market. In particular, certain Selling Securityholders are able to recognize a positive return even though the closing price of our Ordinary Shares on January 31, 2025 was $0.96, which is significantly below the $10.00 offering price of the units offered in the NETC IPO. Furthermore, the Selling Securityholders may earn a positive rate of return even if the price of the Ordinary Shares declines significantly. As a result, the Selling Securityholders may be willing to sell their shares at a price less than shareholders that acquired their Ordinary Shares in the public market or at higher prices than the price paid by such Selling Securityholders, the sale of which would result in the Selling Securityholder realizing a significant gain even if other Vast shareholders experience a negative rate of return. For example, in connection with NETC IPO, the NETC Sponsor and its affiliates paid an aggregate of $25,000, or approximately $0.004 per share, for an aggregate of 6,900,000 Founder Shares that were converted to Ordinary Shares at the Closing of the Business Combination. Even when our trading price is significantly below $10.00, the offering price for the units offered in the NETC IPO, as it is currently, certain of the selling securityholders, including Nabors Lux and its affiliates, may still have an incentive to sell Ordinary Shares because they purchased the shares at prices lower than the public investors or the current trading price of our Ordinary Shares. For example, based on the closing price of our Ordinary Shares of $0.96 on January 31, 2025, a holder of Ordinary Shares received in exchange for Founder Shares would experience a potential profit of up to approximately $0.96 per share.
The sale or possibility of sale of the Ordinary Shares, including those pursuant to this prospectus, could have the effect of increasing the volatility in Ordinary Share price or putting significant downward pressure on the price of Ordinary Shares. The Ordinary Shares being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 65.1% of our total issued and outstanding Ordinary Shares on a fully diluted basis (assuming and after giving effect to the issuance of 27,529,887 Ordinary Shares upon exercise of all outstanding Warrants, 2,799,999 Earnout Shares issuable upon the occurrence of all Triggering Events, and 2,400,000 Earnback Shares issuable upon the occurrence of all Triggering Events EDF). Sales of these securities could occur at any time.
The following table includes information relating to Ordinary Shares registered for resale hereby, including the purchase price each category of Selling Securityholder paid for its securities and the potential profit relating to such securities. The following table is in part based off our internal records and is for illustrative purposes only. The table should not be relied upon for any purpose outside of its illustrative nature. Stockholders who purchased our Common Stock on Nasdaq following the Business Combination may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices they paid and the trading price of our Common Stock when they elect to sell.

Category	Number of Offered Securities	Effective Purchase Price per Offered Security		Potential Profit per Offered Security(1)
Ordinary Shares exchanged for the Founder Shares	1,804,588	$0.004	(2)	$0.96
Ordinary Shares issued pursuant to the Nabors Backstop Agreement
Incremental Funding Commitment Fee	350,000	—	(3)	$0.96
Shares purchased pursuant to the Nabors Backstop Agreement	681,620	$10.20	(3)		*
Accelerated Earnback Shares	1,500,000	—	(3)	$0.96
Ordinary Shares issued to AgCentral	15,292,421	$1.31	(4)		*
Ordinary Shares held by the MEP Participants and an employee share trust	2,187,147	—	(5)	$0.96
Ordinary Shares issued upon conversion of the Senior Convertible Notes	1,250,014	$10.20			*
Ordinary Shares issued pursuant to the Equity Subscription Agreements	1,715,686	$10.20			*
Guggenheim Ordinary Shares	171,569	$10.20	(6)		*
Earnback Shares	2,400,000	—	(7)	$0.96
Earnout Shares	2,799,999	—	(8)	$0.96
Private Warrants	12,416,500	$1.00			*
Shares underlying Private Warrants	12,416,500	$11.50			*
Ordinary Shares purchased on the market	2,010	$3.83			*
Public Warrants	440,000	$ 0.10 – 0.15			(9)
Shares underlying Public Warrants	440,000	$11.50			*
__________________
*Represents no potential profit per share or a potential loss per share based on illustrative market price.
(1)Based on the closing price of the Ordinary Shares on Nasdaq on January 31, 2025 of $0.96 and the closing price of the Public Warrants on Nasdaq on January 31, 2025 of 0.0589.
(2)Prior to the NETC IPO, the NETC Sponsor purchased an aggregate of 6,900,000 shares of NETC Class F Common Stock for an aggregate purchase price of $25,000, or $0.004 per share. Concurrently with the signing of the Business Combination Agreement, the NETC Sponsor entered into the Support Agreement, pursuant to which it agreed, amongst other things, to forfeit at the Closing 3,900,000 Founder Shares, provided that such shares could be earned back upon satisfaction of certain VWAP price triggers. On October 19, 2023, in connection with the October Notes Subscription Agreement and the Nabors Backstop Agreement, Vast agreed to accelerate and issue 1,500,000 Accelerated Earnback Shares at Closing, reducing the number of Earnback Shares to 2,400,000. See Note 3 below. Of the remaining 3,000,000 Ordinary Shares issued upon conversion of Founder Shares, after giving effect to the sale of 5,000 Ordinary Shares prior to January 31, 2025, holders of 1,804,588 Ordinary Shares are parties to the Shareholder and Registration Rights Agreement and their shares are registered for resale pursuant to the registration statement of which this prospectus forms a part.
(3)In connection with the Capital Reorganisation, Nabors Lux committed to provide a $10.0 million backstop to Vast to underwrite the potential investment by additional investors provided that the amount of the backstop be reduced dollar-for-dollar by (a) the balance of cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders and (b) amounts invested by additional third parties (other than Nabors, AgCentral, CAG, EDF and their respective affiliates. In connection with that commitment and the October Notes Subscription Agreement, Vast agreed to issue (i) issue 350,000 Ordinary Shares to Nabors Lux at closing as the Incremental Funding Commitment Fee and (ii) 1,500,000 Ordinary Shares to the NETC Sponsor or its assigns as the Accelerated Earnback Shares. On January 12, 2024, and pursuant to the Nabors Backstop Agreement, Vast issued 681,620 Ordinary Shares to Nabors Lux for an aggregate of $6,952,532.66 or $10.20 per share.
(4)Immediately prior to the closing of the Capital Reorganisation, AgCentral owned (i) 25,129,140 Legacy Vast Shares for which AgCentral paid an average price of approximately $0.09 per share or approximately $2,354,000 and (ii) convertible notes and other indebtedness of the Issuer pursuant to which the Issuer owed AgCentral an aggregate of approximately $21,455,453 (such interests described in clauses (i) and

(ii), collectively, the “Pre-Capital Reorganisation Interests”). Pursuant to the Business Combination Agreement and the Noteholder Support and Loan Termination Agreement, in connection with the Capital Reorganisation, the Pre-Capital Reorganisation Interests were converted into 18,198,566 Ordinary Shares, resulting in an implied investment price per share of approximately $1.31. AgCentral has subsequently sold 4,386,779 Ordinary Shares as of January 31, 2025.
(5)2,301,433 Ordinary Shares were issued in settlement of the MEP Shares. The MEP Shares were awarded as compensation for services. 114,286 of such Ordinary Shares had been sold as of January 31, 2025.
(6)On December 18, 2023, Guggenheim, financial advisor to NETC in the Capital Reorganisation, agreed to amend its engagement letter with NETC to provide that Guggenheim Securities would receive $1,750,000 in cash and 171,569 Ordinary Shares, valued at $10.20 per share, as consideration for its services pursuant to its engagement letter.
(7)NETC Sponsor has the right to receive, for no additional consideration, up to 2,400,000 Earnback Shares as follows: (i) 800,000 Ordinary Shares to be issued upon the occurrence of Triggering Event I, (ii) 800,000 Ordinary Shares to be issued upon the occurrence of Triggering Event II and (iii) 800,000 Ordinary Shares to be issued upon the occurrence of Triggering Event III.
(8) Legacy Vast shareholders have the right to receive, for no additional consideration, their pro rata share of an aggregate of up to 2,799,999 Earnout Shares as follows: (i) 433,333 Ordinary Shares to be issued upon the occurrence of Triggering Event I, (ii) 433,333 Ordinary Shares to be issued upon the occurrence of Triggering Event II, (iii) 433,333 Ordinary Shares upon the occurrence of Triggering Event III and (iv) 1,500,000 Ordinary Shares upon the occurrence of Triggering Event IV.
(9)As these Public Warrants were purchased at prices between $0.10 and $0.15, at the closing price of the Public Warrants on January 31, 2025, sales would result in a no potential profit or a potential loss per warrant.
There is no guarantee that the Vast Warrants will be in the money at any time, and they may expire worthless.
The exercise price for the Vast Warrants is $11.50 per Ordinary Share. The closing price of the Ordinary Shares on Nasdaq on January 31, 2025 was $0.96, substantially below the exercise price for the Vast Warrants. There is no guarantee that the Vast Warrants will be in the money at any time following the time they become exercisable and prior to their expiration, and as such, the Vast Warrants may expire worthless.
In the future, we will need to raise additional funds which may result in the dilution of the shareholders, and such funds may not be available on favorable terms or at all.
We will need to raise additional capital in the future and may elect to issue shares (including pursuant to incentive arrangements) or engage in fundraising activities for a variety of reasons, including funding acquisitions or growth initiatives. Our shareholders may be diluted as a result of such issues of Ordinary Shares and fundraisings.
Additionally, the Shareholder and Registration Rights Agreement provides that, until the Additional Rights Expiration Date, Nabors will have a consent right over all debt or equity capital we raise (excluding certain issuances of securities pursuant to (i) compensatory stock or option plans, (ii) contracts existing as of the date of the Nabors Backstop Agreement, (iii) securities issued pursuant to convertible securities issued or issuable pursuant to agreements existing as of the date of the Nabors Backstop Agreement and (iv) a bona fide merger or acquisition with an unrelated third party that is, itself, directly or indirectly, an operating company or an owner of an asset in a business synergistic with our business) until the Additional Rights Expiration Date. This provision could adversely affect our ability to obtain financing on terms acceptable to it, or at all, and may result in additional dilution to our shareholders.
Additionally, we may raise additional funds through the issuance of debt securities or through obtaining credit from government or financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such securities or loans could require significant interest payments, contain covenants that restrict our business, or other unfavorable terms.
An active trading market may not develop or be sustained.
While the Ordinary Shares are listed on Nasdaq, there can be no guarantee that an active trading market for the Ordinary Shares will develop or that the price of the Ordinary Shares will increase. There may be relatively few potential buyers or sellers of Ordinary Shares on Nasdaq at any time. This may increase the volatility of the market price of Ordinary Shares. It may also affect the prevailing market price at which shareholders are able to sell their Ordinary Shares. This may result in shareholders receiving a market price for their Ordinary Shares that is less than the value of their initial investment.

Securities of many companies formed through a merger or other transactions with a SPAC, such as ours, have experienced a material decline in price relative to the share price of the SPAC prior to the Capital Reorganisation and may continue to experience high price volatility.
As with many SPAC initial public offerings in recent years, NETC issued shares and warrants for $10.00 per unit upon the closing of its initial public offering. As with other SPACs, the $10.00 unit price reflected each share having a one-time right to redeem such share for a pro rata portion of the proceeds held in the trust account prior to the Closing of the Capital Reorganisation. Following the Closing of the Capital Reorganisation, the shares outstanding no longer have any such redemption right and the market price of such shares are now solely dependent upon the fundamental value of our company. Similar to the securities of many other companies formed through a merger or other business combination with a SPAC in recent years, the market price of our securities is currently significantly less than the $10.00 unit price of NETC prior to the Closing of the Capital Reorganisation. The closing price of our Ordinary Shares on the Nasdaq on January 31, 2025 was $0.96 per Ordinary Share.
Activist shareholders may attempt to effect changes at our company, acquire control over our company or seek a sale of our company, which could impact the pursuit of business strategies and adversely affect our results of operations and financial condition.
Our shareholders may from time to time engage in proxy solicitations, advance stockholder proposals or otherwise attempt to affect changes or acquire control over our company. Campaigns by stockholders to effect changes at public companies are sometimes led by investors seeking to increase short-term stockholder value through actions such as financial restructuring, increased debt, special dividends, stock repurchases or sales of the entire company. For example, in 2022 an activist investor acquired a stake in a company that, like us, went public via a merger with a special purpose acquisition company, or SPAC, and recommended that it consider strategic alternatives, including a sale, citing, among other reasons, its recent stock price underperformance and the market’s largely unfavorable view of companies taken public via a SPAC. We could face a similar campaign if the unfavorable view of SPACs continues or if our stock price does not improve. Responding to proxy contests, which may increase as a result of the SEC’s universal proxy rules, and other actions by activist stockholders can lead to changes in governance and reporting, be extremely costly and time-consuming, divert the attention of our board of directors and senior management from the management of our operations and the pursuit of our business strategies, and impact the manner in which we operate our business in ways in which we cannot currently anticipate. As a result, stockholder campaigns could adversely affect our results of operations and financial condition.
It may be difficult to enforce a judgment in the United States against us and our officers and directors, assert U.S. securities laws claims in Australia or serve process on our officers and directors.
We are incorporated in Australia. The majority of our directors and executive officers are non-residents of the United States, and all or a substantial portion of the assets of our directors and executive officers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon our directors and executive officers or to enforce against them judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in Australia in original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal securities laws of the United States. In Australia, civil liability of directors and officers is dealt with by both common law and by various statutes, including the Corporations Act and the Civil Liability Act 2003 (Qld).
If we are characterized as a passive foreign investment company (“PFIC”) U.S. investors may suffer adverse U.S. federal income tax consequences.
A foreign (i.e., non-U.S.) corporation generally is a PFIC for U.S. federal income tax purposes with respect to any taxable year if: (i) 75% or more of its gross income for such taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of its assets in such taxable year (ordinarily based on the quarterly average of the value of its assets during such year) is attributable to assets that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the asset test, the aggregate fair market value of the assets of a publicly traded non-U.S. corporation is generally treated as being equal to the sum of the aggregate value of the outstanding stock and the total amount of the liabilities of such corporation (the “Market Capitalization”) and the excess of the fair market value of such corporation’s assets as so determined over the book value of such assets is generally treated as goodwill that is a non-passive asset to the extent attributable to such corporation’s non-passive income and activities. In addition, for purpose of the asset test, cash and cash equivalents are considered passive assets. Based on estimates of our gross income, gross assets, the nature of our business and our anticipated Market Capitalization, we do not believe that we would be classified as a PFIC for the most recently completed taxable year, but it is possible that we may be classified as a PFIC in a future taxable year. There can be no assurance that we will not be considered a PFIC for any taxable year because the determination of whether we are a PFIC is made annually and is based on the composition of our gross income, the value of our assets, Market Capitalization and activities in those years. We could be a PFIC, for example, if our business and assets evolve in ways that are different from what we currently anticipate. Additionally, because we currently hold, a substantial amount of financial investments and other passive assets used in our business, and because the value of our gross assets is likely to be determined in large part by reference to our Market Capitalization, we would likely become a PFIC for a given taxable year if the market price of our outstanding shares were to decrease significantly. Furthermore, it is possible that IRS may challenge our valuation of our goodwill and other unbooked intangibles, which may result in our being classified as a PFIC. If we are or become a PFIC for any taxable year (or portion thereof) during a U.S. Holder’s holding period for Ordinary Shares or Warrants (as defined below under the section entitled “Material U.S. Federal Income Tax Considerations”), the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. In addition, if we were a PFIC during a U.S. Holder’s holding period for our Ordinary Shares or Public Warrants, unless the U.S. Holder makes certain elections, we would continue to be treated as a PFIC with respect to such U.S. Holder, even if we cease to be a PFIC in future taxable years. U.S. investors are urged to consult their own tax advisors regarding the possible application of the PFIC rules to their investment in the Company. For a more detailed description of the PFIC rules, see the section below entitled “Material U.S. Federal Income Tax Considerations —  Passive Foreign Investment Company Rules.”
If a U.S. person is treated as owning at least 10% of our stock, such person may be subject to adverse U.S. federal income tax consequences.
If a U.S. person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our stock, such person may be treated as a “United States shareholder” with respect to us and our direct and indirect subsidiaries (the “Company Group”) that is a “controlled foreign corporation,” or CFC, for U.S. federal income tax purposes. A non-U.S. corporation is considered a CFC if more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation is owned, or is considered as owned by applying certain constructive ownership rules, by United States shareholders on any day during the taxable year of such non-U.S. corporation. If the Company Group includes one or more U.S. subsidiaries, certain of our non-U.S. subsidiaries could be treated as CFCs regardless of whether we are treated as a CFC. As of the date hereof, the Company Group includes a U.S. subsidiary.
If we or any of our non-U.S. subsidiaries is a CFC, “United States shareholders” will be subject to adverse income inclusion and reporting requirements with respect to such CFC. No assurance can be provided that we will assist holders in determining whether it or any of its non-U.S. subsidiaries is treated as a CFC or whether any holder is treated as a “United States shareholder” with respect to any of such CFCs or furnish to any holder information that may be necessary to comply with reporting and tax payment obligations with respect to such CFCs.

USE OF PROCEEDS
All of the Ordinary Shares and the Private Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”
Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $316.6 million. If the Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants. However, we will only receive such proceeds if all Warrant holders fully exercise their Warrants for cash. The exercise price of the Public Warrants and Private Warrants is $11.50 per share. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be very unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. On January 31, 2025, the closing prices for our Ordinary Shares and Public Warrants on Nasdaq were $0.96 per share and $0.0589 per warrant, respectively. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. Warrant holders have the option to exercise their Warrants on a cashless basis in accordance with the Vast Warrant Agreements. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of Warrants will decrease.

DIVIDEND POLICY
The Company has not paid any cash dividends on Ordinary Shares since the Capital Reorganization and currently has no plan to pay cash dividends on such securities in the foreseeable future. Subject to the Corporations Act, the Constitution and any special terms and conditions of issue, the Vast Directors may, from time to time, resolve to pay a dividend or declare any interim, special or final dividend as, in their judgement, the financial position of Vast justifies.The Vast Board may fix the amount, time and method of payment of the dividends. The payment, resolution to pay, or declaration of a dividend does not require any confirmation by a general meeting.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth the capitalization and cash and cash equivalent of the Company as of June 30, 2024 on an actual basis. The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2024
(in thousands)	Actual
Cash and cash equivalents	$11,081
Total borrowings and other financial liabilities	12,821
Equity
Issued capital	297,618
Reserves	27,177
Accumulated losses	(333,094)
Total equity	(8,299)
Total capitalization	$4,522
The above table does not include the impact of any cash exercise of 100% of the outstanding Vast Warrants. The exercise price of the Public Warrants and Private Warrants is $11.50 per share. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be very unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. On January 31, 2025, the closing prices for our Ordinary Shares and Public Warrants on Nasdaq were $0.96 per share and $0.0589 per warrant, respectively. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. Further, all of the Ordinary Shares and Private Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts, and we will not receive any of the proceeds from such sales. As such, there is no impact to the capitalization relating to the resale.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax considerations for the acquisition, ownership and disposition of Ordinary Shares and Warrants (collectively, the “Vast Securities”) by a U.S. Holder (as defined below). This discussion applies only to a U.S. Holder that acquires Vast Securities in this offering and that holds such securities as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rules and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. The Company has not sought, and do not intend to seek, any rulings from the IRS with respect to the statements made and the positions or conclusions described in this discussion. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS or a court will agree with such statements, positions and conclusions. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
The following discussion does not purport to be a complete analysis of all potential tax effects resulting from the purchases and sales pursuant to this prospectus or the ownership of Vast Securities. Furthermore, it does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws, any tax treaties or any tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:
•banks, insurance companies or other financial institutions;
•tax-exempt or governmental organizations;
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);
•dealers in securities or foreign currencies;
•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or holders of interests therein;
•persons deemed to sell Vast Securities under the constructive sale provisions or the wash sale provisions of the Code;
•persons that acquired Vast Securities through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;
•persons that hold Vast Securities as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;
•certain former citizens or long-term residents of the United States;

•except as specifically provided below, persons that actually or constructively hold 5% or more (by vote or value) of any class of shares of Vast; and
•the Company’s officers or directors and the RRA Parties.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Vast Securities, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the status and activities of the partnership and upon certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Vast Securities should consult with their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.
HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL NON-INCOME TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
For purposes of this discussion, a “U.S. Holder” is a holder that, for U.S. federal income tax purposes, is a beneficial owner of Vast Securities and is:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.
Dividends and Other Distributions on Ordinary Shares
Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” the gross amount of distributions (i.e., before reduction for withholding taxes, if any) on Ordinary Shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Ordinary Shares and will be treated as described below under the heading “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Vast Securities.”
Amounts treated as dividends that the Company pays to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if Ordinary Shares are readily tradable on an established securities market in the United States or the Company is eligible for benefits under an applicable tax treaty with the United States, and, in each case, the Company is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met.

The amount of any dividend distribution paid in Australian dollars or other non-U.S. currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Subject to certain conditions and limitations, non-refundable withholding taxes (at a rate not in excess of any applicable tax treaty rate), if any, on dividends paid by the Company may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. Notwithstanding the foregoing, under Section 904(h) of the Code, dividends paid by a non-U.S. corporation that is treated as 50% or more owned, by vote or value, by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes, to the extent the non-U.S. corporation earns U.S. source income. In general, the application of Section 904(h) of the Code may adversely affect a U.S. person’s ability to use foreign tax credits. Although it is not currently expected that the Company is currently or would in the foreseeable future be 50% or more owned, by vote or value, by U.S. persons, this conclusion is a factual determination and is subject to change; no assurance can be given that the Company may not be treated as 50% or more owned by U.S. persons for purposes of Section 904(h) of the Code in any future year. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct foreign taxes, including any Australian (or any other non-U.S.) income tax imposed with respect to their Ordinary Shares, in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Vast Securities
Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, taxable exchange or other taxable disposition of Vast Securities, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized (i.e., sum of the amount of cash and the fair market value of any other property received in such sale, taxable exchange or other taxable disposition, in each case before reduction for withholding taxes, if any) and (ii) the U.S. Holder’s adjusted tax basis in such Vast Securities (determined as described above or below). Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Vast Securities exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.
If Vast Securities are sold, exchanged or otherwise disposed of in a taxable transaction for Australian dollars or other non-U.S. currency, the amount realized generally will be the U.S. dollar value of the Australian dollars or other non-U.S. currency received based on the spot rate in effect on the date of sale, taxable exchange or other taxable disposition. If a U.S. Holder is a cash method taxpayer and the Vast Securities are traded on an established securities market, Australian dollars or other non-U.S. currency paid or received by such U.S. Holder will be translated into U.S. dollars at the spot rate on the settlement date of the sale. An accrual method taxpayer may elect the same treatment with respect to the sale of Vast Securities traded on an established securities market, provided that the election is applied consistently from year to year. Such election cannot be changed without the consent of the IRS. Australian dollars or other non-U.S. currency received on the sale, taxable exchange or other taxable disposition of Vast Securities generally will have a tax basis equal to its U.S. dollar value as determined pursuant to the rules above. Any gain or loss recognized by a U.S. Holder on a sale, taxable exchange or other taxable disposition of the Australian dollars or other non-U.S. currency will be ordinary income or loss and generally will be U.S.-source gain or loss.
If any Australian tax is imposed on the sale or other disposition of Vast Securities, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the sale or other disposition before deduction of the Australian tax. See “— Material Australian Tax Considerations — Australian Resident Shareholders — Capital Gains Tax (“CGT”) implications” and “— Material Australian Tax Considerations — Non-Australian resident shareholders — CGT Implications” for a description of when a disposition may be subject to taxation by Australia.

U.S. Holders should consult their own tax advisors concerning the creditability or deductibility of any Australian income tax imposed on the disposition of Vast Securities in their particular circumstances.
Exercise, Lapse or Redemption of a Warrant
A U.S. Holder generally will not recognize gain or loss upon the acquisition of an Ordinary Share on the exercise of a Warrant for cash. A U.S. Holder’s tax basis in an Ordinary Share received upon exercise of a Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for an Ordinary Share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the holding period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Warrant. U.S. Holders who acquired Ordinary Shares pursuant to the exercise of Warrants are urged to consult their tax advisors regarding their tax bases and holding periods in such Ordinary Shares.
The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in Ordinary Shares received would equal the U.S. Holder’s basis in the Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period in the Ordinary Shares would be treated as commencing on the date following the date of exercise or on the date of exercise of the Warrants. In either case, the holding period would not include the period during which the U.S. Holder held the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain, or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Warrants representing the number of Ordinary Shares having a value equal to the exercise price for the total number of Warrants to be exercised. In such case, subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” the U.S. Holder would recognize capital gain or loss with respect to the Warrants deemed surrendered in an amount equal to the difference between the fair market value of the Ordinary Shares that would have been received in a regular exercise of the Warrants deemed surrendered and the U.S. Holder’s tax basis in the Warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the Ordinary Shares received would equal the sum of the U.S. Holder’s tax basis in the Warrants deemed exercised and the aggregate exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares would commence on the date following the date of exercise or on the date of exercise of the Warrants. In either case, the holding period would not include the period during which the U.S. Holder held the Warrants. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurances which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Warrants.
Subject to the PFIC rules described below under “ — Passive Foreign Investment Company Rules,” if the Company redeems Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants” or if the Company purchases Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “ — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Vast Securities.”
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Warrant would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the U.S. Holder’s proportionate interest in the Company’s earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise of such Warrant) as a result of a distribution of cash or other property to holders of Ordinary Shares (which distribution is taxable to the U.S. Holders of such Ordinary Shares as described under “ — Dividends and Other Distributions on Ordinary Shares” above). Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Warrant received a cash distribution from the Company equal to the fair market value of such increased interest. The rules governing constructive distributions as a result of certain adjustments with respect to a Warrant are complex, and U.S. Holders are urged to consult their tax advisors on the tax consequences any such constructive distribution with respect to a Warrant.
Passive Foreign Investment Company Rules
The treatment of U.S. Holders of Ordinary Shares and Warrants could be materially different from that described above if the Company is treated as a PFIC for U.S. federal income tax purposes. A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.
As of the date hereof, the Company has not made a determination as to its PFIC status for its current taxable year or any other taxable year. Whether the Company is treated as a PFIC for U.S. federal income tax purposes for any taxable year is a factual determination that can only be made after the close of such taxable year and, thus, is subject to significant uncertainty. Accordingly, there can be no assurance with respect to the Company’s status as a PFIC for its current taxable year or any future taxable year. In addition, the Company’s U.S. counsel expresses no opinion with respect to the Company’s PFIC status for any taxable year.
Although the Company’s PFIC status is determined annually, a determination that the Company is a PFIC in a particular taxable year will generally apply for subsequent years to a U.S. Holder who held Vast Securities while the Company was a PFIC, whether or not the Company meets the test for PFIC status in those subsequent years (unless the U.S. Holder makes certain elections described below).
It is not entirely clear how various aspects of the PFIC rules apply to the Warrants. Section 1298(a)(4) of the Code provides that, to the extent provided in the U.S. Treasury regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final U.S. Treasury regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed U.S. Treasury regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). It is difficult to predict whether, in what form and with what effective date (whether retroactive or otherwise), the Proposed PFIC Option Regulations will be adopted as final Treasury Regulations or how any such final Treasury Regulations would apply. Each U.S. Holder is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations to an investment in the Warrants. Solely for discussion purposes, the following discussion assumes that the Proposed PFIC Option Regulations will apply to the Warrants.
If the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Vast Securities and, in the case of Ordinary Shares, the U.S. Holder did not make either an applicable PFIC election (or elections), as further discussed below, for the first taxable year of the Company in which it was treated as a PFIC and in which the U.S. Holder held (or was deemed to hold) such shares or otherwise, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Vast Securities and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Ordinary Shares that preceded the taxable year of the distribution) (together, the “excess distribution rules”).
Under these excess distribution rules:
•the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Vast Securities;
•the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the Company’s first taxable year in which the Company is a PFIC, will be taxed as ordinary income; and
•the amount allocated to each other taxable year (or portion thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder, and an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.
In general, if the Company is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of Ordinary Shares (but, under current law, not Warrants) by making and maintaining a timely and valid qualified electing fund (“QEF”) election to include in income its pro rata share of the Company’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which the Company’s taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
If a U.S. Holder makes a QEF election with respect to its Ordinary Shares in a year after the Company’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold for U.S. federal income tax purposes, whether as a result of holding property exchanged therefor or otherwise) Ordinary Shares, then notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s Ordinary Shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such Ordinary Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Ordinary Shares.
Under current law, a U.S. Holder may not make a QEF election with respect to its Warrants to acquire Ordinary Shares. As a result, under the Proposed PFIC Option Regulations, if a U.S. Holder sells or otherwise disposes of such Warrants (other than upon exercise of such Warrants) and the Company were a PFIC at any time during the U.S. Holder’s holding period of such Warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such Warrants properly makes and maintains a QEF election with respect to the newly acquired Ordinary Shares (or has previously made a QEF election with respect to Ordinary Shares), the QEF election will apply to the newly acquired Ordinary Shares. Notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, might continue to apply with respect to such newly acquired Ordinary Shares due to a rule under the Proposed PFIC Option Regulations providing that shares acquired pursuant to the exercise of an option generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the option. If this rule were to be applicable, and as a result a U.S. Holder’s holding period in Ordinary Shares acquired pursuant the exercise of a Warrant included a prior period in which a QEF election was not in effect, then the U.S. Holder would generally need to make, in addition to a QEF election, a purging election under the PFIC rules to avoid the application of the excess distribution rules. U.S. Holders are urged to consult their tax advisors as to the application of this Proposed PFIC Option Regulations and the rules governing purging elections to their particular circumstances.
The QEF election is made on a shareholder-by-shareholder basis and once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
If a U.S. Holder has made a QEF election with respect to Ordinary Shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for the Company’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Ordinary Shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if the Company were a PFIC for any taxable year, a U.S. Holder of Ordinary Shares that has made a QEF election will be currently taxed on its pro rata share of the Company’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if the Company were not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to its Ordinary Shares for such a taxable year. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from the Company that provides the information necessary for U.S. Holders to make or maintain a QEF election. There can be no assurance that the Company will have timely knowledge of its status as a PFIC in the future or that the Company will timely provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make and maintain a QEF election with respect to the Ordinary Shares in the event the Company is treated as a PFIC for any taxable year.
Alternatively, if the Company were a PFIC and Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the application of the excess distribution rules discussed above if such U.S. Holder makes a “mark-to-market” election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Ordinary Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Ordinary Shares at the end of such year over its adjusted basis in its Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Ordinary Shares will be treated as ordinary income. Under current law, a mark-to-market election may not be made with respect to Warrants.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which Ordinary Shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Ordinary Shares under their particular circumstances.
If the Company were a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if the Company receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that the Company will have timely knowledge of the status of any lower-tier PFIC or provide (or cause to be provided) information that may be required for a U.S. Holder to make or maintain a QEF election with respect to such lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.
The rules dealing with PFICs and with the QEF, purging and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Vast Securities are urged to consult their own tax advisors concerning the application of the PFIC rules to Vast Securities under their particular circumstances.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless the U.S. Holder is a corporation or other exempt recipient or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.
Additional Reporting Requirements
Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable U.S. dollar thresholds are required to report information to the IRS relating to such assets, subject to certain exceptions (including an exception for specified foreign financial assets held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold such assets. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Also, in the event a U.S. Holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related taxable year may not close until three years after the date on which the required information is filed. U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Vast Securities.
THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF VAST SECURITIES TO U.S. HOLDERS, AND IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, A U.S. HOLDER’S INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS, THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. JURISDICTION OR ANY APPLICABLE INCOME TAX TREATY. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF VAST SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ALTERNATIVE MINIMUM TAX AND OTHER TAX LAWS AND ANY APPLICABLE INCOME TAX TREATY (AND OF ANY POTENTIAL FUTURE CHANGES THERETO).

MATERIAL AUSTRALIAN TAX CONSIDERATIONS
This section provides a general, non-exhaustive summary of the Australian tax considerations generally applicable to our shareholders with respect to the ownership and disposition of Ordinary Shares. The tax treatment may vary depending on the nature and characteristics of each holder of Ordinary Shares and their specific circumstances. It is important that each shareholder seeks independent professional tax advice in relation to their particular circumstances.
The information provided below is not applicable to all shareholders. The comments deal only with the Australian taxation implications of the ownership and disposition of Ordinary Shares who hold their Ordinary Shares as investments on capital account. The comments do not apply to shareholders who:
•hold their Ordinary Shares as revenue assets or trading stock (which will generally be the case if you are a bank, insurance company or carry on a business of share trading);
•hold their Ordinary Shares under an employee share scheme offered by the Company;
•are under a legal disability; or
•are assessed on gains and losses on the securities under the taxation of financial arrangements (“TOFA”) provisions in Division 230 of the Income Tax Assessment Act 1997 (Cth).
As outlined above, the Australian taxation implications of holding and disposing of shares in the Company will vary depending upon the particular circumstances of each holder of Ordinary Shares. This section does not purport to be a complete analysis or to identify all potential related tax consequences. The taxation overview does not constitute tax advice and should not be relied upon as such. Shareholders should seek and rely upon their own professional advice before concluding on the particular taxation treatment that will apply. Furthermore, the discussion below is general in nature and is based upon the Australian income tax laws, applicable case law, regulations and published rulings, determinations and statement of administrative practice of the Australian Taxation Office as at the date of this filing. During the period of ownership of the Ordinary Shares, the taxation laws of Australia, or their interpretation, may change (possibly with retroactive effect).
We do not accept any liability or responsibility in respect of any statement concerning taxation consequences, or in respect of the taxation consequences.
In addition, this summary does not constitute financial product advice as defined in the Corporations Act. This summary is confined to certain taxation matters, based on the relevant Australian tax laws in force, established interpretations of that law and understanding of the practice of the relevant tax authority at the date of this summary. This summary does not take into account the tax laws of countries other than Australia.
Australian Resident Shareholders — Dividends on Ordinary Shares
This section applies to dividends paid by the Company to shareholders who are residents of Australia for income tax purposes and hold their shares as investments on capital account.
Dividends paid by the Company on a share should constitute assessable income of an Australian tax resident shareholder. Australia has a franking system wherein dividends can be franked, and the shareholder receives a franking credit which effectively represents the corporate tax paid by the company. Dividends can be “fully franked”, “partially franked” or “unfranked” and the maximum franking credit is calculated at the corporate tax rate (for the Company, currently 30%).
Australian resident individuals and complying superannuation entities
Australian tax resident shareholders who are individuals or complying superannuation entities should include the dividend in their assessable income in the year the dividend is paid, together with any franking credit attached to that dividend.

Subject to the comments in relation to “Qualified Persons” below and new legislation which has recently been enacted as further described below, such shareholders should be entitled to a tax offset equal to the franking credit attached to the dividend. The tax offset can be applied to reduce the tax payable on the investor’s taxable income. Where the tax offset exceeds the tax payable on the investor’s taxable income, the investor should be entitled to a tax refund equal to the excess.
To the extent that the dividend is unfranked or unfrankable, an Australian individual shareholder will generally be taxed at their prevailing marginal rate on the dividend received (with no tax offset) and complying Australian superannuation entities will generally be taxed at the prevailing rate for complying superannuation entities on the dividend received (with no tax offset).
Corporate Shareholders
Corporate shareholders are required to include both the dividend and the associated franking credits (if any) in their assessable income.
Subject to the comments in relation to “Qualified Persons” below and new legislation which has recently been enacted, corporate shareholders should be entitled to a tax offset up to the amount of the franking credit attached to the dividend.
An Australian resident corporate shareholder should be entitled to a credit in its own franking account to the extent of the franking credits attached to the distribution received. This will allow the corporate shareholder to pass on the franking credits to its investor(s) on the subsequent payment of franked dividends.
Excess franking credits received by corporate shareholders will not give rise to a refund entitlement for a company but can be converted into carry forward tax losses instead. This is subject to specific rules on how the carry forward tax loss is calculated and utilized in future years.
Trusts and partnerships
Australian tax resident shareholders who are trustees (other than trustees of complying superannuation entities, which are dealt with above) or partnerships are required to include any dividends and any franking credits in calculating the net income of the trust or partnership. Where a fully franked or partially franked dividend is received, an Australian resident trust beneficiary that is not under a legal disability and that is presently entitled to a share of the income of the trust estate in the relevant year of income, or the relevant partner in the partnership (as the case may be), will generally be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership and may be entitled to a tax offset by reference to the beneficiary’s or partner’s share of the net income of the trust or partnership.
To the extent that the dividend is unfranked, an Australian trustee (other than trustees of complying superannuation entities) or partnership, will be required to include the unfranked dividend in the net income of the trust or partnership. An Australian resident trust beneficiary that is not under a legal disability and that is presently entitled to a share of the income of the trust estate (and not acting in a capacity as trustee) in the relevant year of income, or the relevant partner in the partnership, will generally be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership (with no tax offset).
Additional or alternative considerations may be relevant in relation to shareholders that are trustees of specific categories of trust under Australian tax law (such as managed investment trusts, AMITs, or public trading trusts).
The precise tax consequences for a trustee shareholder are a complex tax issue which requires analysis based on each shareholder’s individual circumstances and the terms of the relevant trust deed. Shareholders should obtain their own independent tax advice to determine these matters.

Qualified Persons and denial of franking credits
The benefit of franking credits can be denied where a shareholder is not a “qualified person”. Where that is the case, the shareholder will not be required to include an amount for the franking credits in their assessable income and will not be entitled to a tax offset.
Broadly, to be a qualified person, a shareholder must satisfy the ‘holding period rule’ and, if necessary, ‘the related payment rule’. These rules require a shareholder to hold the shares “at risk” and free of related payment obligations for a specified continuous period in order to qualify for franking credits on a franked distribution. A shareholder will not be taken to have held the Ordinary Shares ‘at risk’ in this context where, among other things, the shareholder holds ‘positions’ (such as options or other hedging arrangements) which materially diminish the risks of loss or opportunities for gain in respect of those Ordinary Shares by more than 70%. The holding period rule is subject to certain exceptions.
The qualified person rules operate on a last-in-first-out basis. This means that a shareholder will be deemed to have disposed of their most recently acquired Ordinary Shares for the purpose of applying the rules.
Whether a shareholder is a qualified person is a complex tax issue which requires analysis based on each shareholder’s individual circumstances. Shareholders should obtain their own tax advice to determine if these requirements have been satisfied.
Legislation has recently been enacted by Federal Parliament which seeks to deny the benefit of franking credits to out-of-cycle dividends paid to shareholders in circumstances where the dividends are funded (directly or indirectly) by the issuance of new equity interests. This legislation may apply to dividends received by shareholders from time to time.
Australian Resident Shareholders — Capital Gains Tax (“CGT”) implications
For Australian tax resident shareholders, who hold their Ordinary Shares on capital account, the future disposal of Ordinary Shares will give rise to a CGT event at the time which the legal and beneficial ownership of the Ordinary Shares are disposed of.
Shareholders will derive a capital gain on the disposal of their shares in the Company to the extent that the capital proceeds exceed the cost base of their Ordinary Shares. A capital loss will be made where the capital proceeds are less than the reduced cost base of their Ordinary Shares.
Where a capital loss is made, capital losses can only be offset against capital gains derived in the same or later income years. They cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years. Capital losses may be carried forward to future income years subject to the satisfaction of the Australian loss testing provisions.
Capital Proceeds
The capital proceeds of a future disposal of Ordinary Shares should generally be equal to any consideration received or deemed to have been received by the shareholder in respect to the disposal of their Ordinary Shares.
Cost base of Ordinary Shares
The cost base of an Ordinary Share held by a shareholder will generally be equal to the cost (in money or value of property) of acquiring the Ordinary Share, plus any incidental costs of acquisition and disposal (i.e., brokerage costs and legal fees). However, to the extent that a roll-over was obtained in relation to the acquisition of the Ordinary Shares under the Australian scrip for scrip rules, the cost base may be equal to the inherited cost base of the pre-existing shares (i.e., the original interests).

CGT Discount
The CGT discount may apply to shareholders that are Australian tax resident individuals, complying Australian superannuation funds or trusts, who have held, or are taken to have held, their Ordinary Shares for at least 12 months (not including the date of acquisition or date of disposal) at the time of the disposal of their Ordinary Shares.
The impact of the scrip for scrip rollover provisions on the holding period should be considered at an individual shareholder level. However, it is expected that where the rollover applies, the acquisition date of the Ordinary Shares for the purposes of the CGT discount should be the acquisition date of the shareholder’s pre-existing shares.
The CGT discount is:
•one-half if the shareholder is an individual or trustee (meaning only 50% of the capital gain will be included in the shareholder’s assessable income); and
•one-third if the shareholder is a trustee of a complying superannuation entity (meaning only two-thirds of the capital gain will be included in the shareholder’s assessable income).
The CGT discount is not available to shareholders that are companies (including where a company derives the gain, or part of it, through a trust or partnership).
If a shareholder makes a discounted capital gain, any current year and/or carried forward capital losses will be applied to reduce the undiscounted capital gain before the relevant CGT discount is applied. The resulting amount is the included in the shareholder’s net capital gain for the income year and included in its assessable income.
The CGT discount rules relating to trusts are complex. Subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess the eligibility for the CGT discount in their own right. Accordingly, we recommend trustees seek their own independent advice on how the CGT discount applies to the trust and its beneficiaries.
Non-Australian resident shareholders — Dividends on Ordinary Shares
This section applies to shareholders who are not residents of Australia for income tax purposes and hold their shares as investments on capital account.
Non-Australian resident shareholders who do not hold their Ordinary Shares through a permanent establishment in Australia should not be subject to Australian income tax but may be subject to Australian dividend withholding tax on their dividends. Non-Australian resident shareholders who hold their shares through a permanent establishment in Australia would be taxed on dividends from the Ordinary Shares broadly as described above for Australian resident shareholders (except that a non-Australian corporate shareholder would generally not be able to pass on benefit from franking credits to its own shareholders).
Franked dividends
As outlined above, Australia has a franking system wherein dividends can be franked, and Australian resident shareholders receive a franking credit which effectively represents the corporate tax paid by the underlying company (i.e. Vast). Dividends can be “fully franked”, “partially franked” or “unfranked”.
Dividends received by non-Australian resident shareholders which are franked and frankable should not be subject to Australian dividend withholding tax to the extent of the franking (i.e., if the dividend is fully franked and frankable, it should not be subject to Australian dividend withholding tax at all). However, refunds of franking credits are not available to non-Australian resident shareholders.
Unfranked Dividends
Non-Australian resident shareholders should generally be subject to Australian dividend withholding tax to the extent of the unfranked component of any dividends received that are not declared to be conduit foreign income (“CFI”). Australian dividend withholding tax is imposed at a flat rate of 30% on the amount of the dividend that is unfranked unless the shareholder is a tax resident of a country that has a double tax treaty (“DTT”) with Australia. In the event the shareholder is otherwise able to rely on the DTT, the rate of Australian dividend withholding tax may be reduced (typically to 15%), depending on the terms of the DTT.
Non-Australian resident shareholders should not be subject to Australian dividend withholding tax where we pay an unfranked dividend out of income which we have declared to be CFI. Generally, CFI would include amounts received by the Company that are attributable to dividends received from foreign subsidiaries which are treated as non-assessable non-exempt income for Australian tax purposes.
Non-Australian resident shareholders — CGT Implications
Non-Australian resident shareholders who do not hold their Ordinary Shares through a permanent establishment in Australia will generally not be subject to Australian CGT on the disposal of their Ordinary Shares. This is on the basis that it is not expected that the Company (i.e. Vast) will meet the “principal asset test”. The principal asset test broadly requires that the market value of the Company’s direct and indirect interests in Australian land (including leases) and specified mining rights is more than the market value of its other assets at the relevant time.
Importantly, even if the principal asset test is met, non-Australian resident shareholders who do not hold their Ordinary Shares in carrying on a business through a permanent establishment in Australia and who, together with their associates, do not hold at least a 10% interest in the Company, will generally not have to pay Australian CGT on any capital gain when they disposal of their Ordinary Shares.
Non-Australian resident Shareholders who hold their Ordinary Shares in carrying on a business through a permanent establishment in Australia may, depending on their circumstances, be subject to capital gains tax in respect of the Ordinary Shares broadly as described above for Australian resident shareholders.
General Australian Tax Matters
This section applies to both Australian resident and non-Australian resident shareholders.
GST
The acquisition or disposal of Ordinary Shares by a shareholder (who is registered or required to be registered for GST) should be classified as a “financial supply” for Australian GST purposes. Accordingly, Australian GST will not be payable in respect of amounts paid for the acquisition or disposal of Ordinary Shares.
No GST should be payable in respect of dividends paid to shareholders.
Subject to certain requirements, there may be a restriction on the entitlement of shareholders registered for GST to claim an input tax credit for any GST incurred on costs associated with the acquisition or disposal of Ordinary Shares (e.g., lawyer’s and accountants’ fees).
Stamp Duty
No stamp duty should be payable on the acquisition of Ordinary Shares.

DESCRIPTION OF SECURITIES
A summary of the material provisions governing Vast’s securities is provided below. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. Unless stated otherwise, this description does not address any (proposed) provisions of Australian law that have not become effective as per the date of this prospectus. The description is qualified in its entirety be reference to applicable Australian law and the Vast Warrant Agreements, which are filed as exhibits hereto.
Share Capital
We are an Australian public company limited by shares and our affairs are governed by the Constitution, the Corporations Act and the common law of Australia. Under Australian law, there is no limit on the authorized share capital that may be issued.
Our issued capital consists of 29,973,604 Ordinary Shares. We currently have only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another.
The Ordinary Shares are not redeemable and do not have any preemptive rights.
Meetings of Shareholders and Voting Rights
Under Australian law, we are required to hold an annual general meeting at least once every calendar year and within five months after the end of our financial year. All meetings other than the annual general meeting of shareholders are referred to in the Constitution as “general meetings.” The board of directors may call general meetings of shareholders whenever it sees fit, at such time and place, as it may determine. In addition, the board of directors is obliged to call a general meeting if requested to do so by shareholders with at least 5% of votes that may be cast at the general meeting.
At a general meeting, every shareholder present in person or by proxy, attorney or representative has one vote on a show of hands and, on a poll, one vote for each Ordinary Share held. On a poll, every shareholder (or his or her proxy, attorney or representative) is entitled to one vote for each fully paid Ordinary Share held and in respect of each partly paid Ordinary Share, is entitled to a fraction of a vote equivalent to the proportion which the amount paid up (not credited) on that partly paid Ordinary Share bears to the total amounts paid and payable (excluding amounts credited) on that Ordinary Share. The chairperson does not have a casting vote.
Under the Constitution, at last 40 days’ notice of a general meeting must be given to shareholders.
Dividends
Subject to the Corporations Act, the Constitution and any special terms and conditions of issue, the board of directors may, from time to time, resolve to pay a dividend or declare any interim, special or final dividend as, in their judgement, the Company’s financial position of justifies.
The board of directors may fix the amount, time and method of payment of the dividends. The payment, resolution to pay, or declaration of a dividend does not require any confirmation by a general meeting.
Notices
Every shareholder is entitled to receive notice of and, except in certain circumstances, attend and vote at the Company’s general meetings and to receive all notices, accounts and other documents required to be sent to shareholders under the Constitution, the Corporations Act and the Nasdaq Listing Rules. Under the Corporations Act, at least 21 days’ notice of meeting must be given to shareholders.
Transfer of Ordinary Shares
Subject to the Constitution and to any restrictions attached to any Ordinary Share or classes of shares, Ordinary Shares may be transferred by DTC transfer or by written transfer in any usual form or in any form approved by the board of directors and permitted by the Corporations Act. The board of directors may, in circumstances permitted by the Constitution or the Nasdaq Listing Rules, decline to register a transfer of Ordinary Shares. If the board of directors declines to register a transfer, the Company must give the party lodging the transfer written notice of the refusal and the reason for refusal.
Issue of Ordinary Shares
Subject to the Constitution and the Corporations Act and any special rights conferred on the holders of any shares or class of shares, the board of directors may issue shares, reclassify or convert shares, cancel or otherwise dispose of shares, or grant options over unissued shares to any person and they may do so at such times and on the conditions they think fit. The shares may be issued with preferred, deferred or special rights, or special restrictions about dividends, voting, return of capital, participation in the property of the Company on a winding up or otherwise as the board of directors sees fit.
Issue of Preference Shares
The Company may issue preference shares and Ordinary Shares may be converted into preference shares provided that the rights of the holders of the preference shares with respect to the repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting and priority of payment of capital and dividends in relation to other shares or other classes of preference shares are as set out in the Constitution or as approved by special resolution passed at a general meeting. The Company may not issue preference shares that confer on the holders thereof rights that are inconsistent with those specified under Nasdaq Listing Rules, except to the extent or any waiver or modification of such rules.
Winding Up
If the Company is wound up, the liquidator may, with the sanction of a special resolution of the board of directors, (i) divide among the shareholders in kind the whole or any part of the property of the Company; and (ii) set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the shareholders.
Variation of Class Rights
Subject to the Corporations Act and the terms of issue of a class of shares, wherever the capital of the Company is divided into different classes of shares, the rights attached to any class of shares may be varied with:
•the written consent of the holders of at least three quarters of the issued shares in the particular class; or
•the sanction of a special resolution passed at a separate meeting of the holders of shares in that class.
Directors — Appointment and Retirement
Under the Constitution, the number of directors shall be a minimum of three. Directors are elected or re- elected by resolution by shareholders at general meetings of the Company.
The board of directors have assigned the directors into three classes, designated as Class I, Class II and Class III. Class I directors shall initially serve until the first annual general meeting following listing on Nasdaq; Class II directors shall initially serve until the second annual general meeting following listing on Nasdaq; and Class III directors shall initially serve until the third annual general meeting following listing on Nasdaq. At each relevant annual general meeting, directors shall be elected for a full term of three years to succeed the directors of the class whose term expired at such annual general meeting.
Directors may also appoint a director to fill a casual vacancy on the board of directors or in addition to the existing board of directors, who will then hold office for a term that coincides with the remaining term of the director’s vacancy they are filling.
No director may hold office without re-election for more than three years or past the third annual general meeting following the meeting at which the director was last elected or re-elected (whichever is later).

Directors — Voting
Questions arising at a meeting of the Company’s directors will be decided by a majority of votes of the directors present at the meeting and entitled to vote on the matter. In the case of an equality of votes on a resolution, the chair of the meeting does not have a second or casting vote.
A resolution of the board of directors may be passed without holding a meeting of the board of directors, if all of the directors sign a document containing a statement that they are in favor of the resolution (other than directors permitted not to vote on the resolution in accordance with the terms of the Corporations Act or the Constitution).
Powers and Duties of Directors
The directors are responsible for managing the business of the Company and may exercise all the powers of the Company which are not required by law or by the Constitution to be exercised by the Company in general meeting.
Directors’ and Officers’ Indemnity
The Company, to the extent permitted by law, must indemnify each person who is a current or former director, officer or secretary of the Company, and such other officers or former officers of the Company or the Company’s subsidiaries as the directors in each case determine, against any losses or liability incurred by that person as an officer of the Company or of a subsidiary of the Company.
The Company, to the extent permitted by law, may enter into and pay premiums on a contract insuring any person who is a current or former director, officer or secretary of the Company, and such other officers or former officers of the Company or the Company’ subsidiaries as the directors in each case determine, against any liability incurred by the person as an officer or auditor of the Company or of a subsidiary of the Company.
Amendment
The Constitution may only be amended in accordance with the Corporations Act, which requires a special resolution passed by at least 75% of shareholders present (in person or by proxy, attorney or representative) and entitled to vote on the resolution at a general meeting of the Company.
Takeover Provisions
As outlined in our most recent Annual Report on Form 20-F under section entitled “Risks Related to Our Corporate Operations,” the takeover provisions in Chapter 6 of the Corporations Act apply to the Company. Under Australian law, the basic takeover rule is that a person cannot acquire a ‘relevant interest’ in issued voting shares of an Australian-incorporated company with more than 50 shareholders through a transaction in relation to securities entered into by or behalf of the person if, because of that acquisition, that person’s or someone else’s ‘voting power’ in the relevant entity:
•increases from 20% or below to more than 20%; or
•increases from a starting point that is above 20% and below 90%, unless a relevant exemption applies to the acquisition (e.g., acquisitions of up to 3% every six months, takeover bid, scheme of arrangement or with target shareholder approval).
Corporate Opportunity
The Constitution provides that, to the fullest extent permitted by law, no individual serving as a director of the Company who is not employed by the Company (an “Outside Director”), and AgCentral and its affiliates and Nabors and its affiliates (together with each Outside Director, the “Exempted Persons”) will have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by law, we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for the Exempted Persons, on the one hand, and the Company, on the other.

Reporting under Australian Law
We are subject to financial reporting obligations under the Corporations Act. This requires us to prepare, audit and lodge with ASIC annual reports.
Periodic Reporting under U.S. Securities Law
We are a “foreign private issuer” under the securities laws of the United States and the Nasdaq Listing Rules. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. We intend to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and Nasdaq Listing Rules.
Additionally, because we qualify as a “foreign private issuer” under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.
We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K.
Listing of Vast Securities
Our Ordinary Shares and Public Warrants are currently listed on Nasdaq under the ticker symbols “VSTE” and “VSTEW,” respectively.
Certain Insider Trading and Market Manipulation Laws
Australian and U.S. law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.
In connection with our listing on Nasdaq, we have adopted an insider trading policy. This policy provides for, among other things, rules on transactions by members of the board of directors and our employees in Ordinary Shares or in financial instruments the value of which is determined by the value of the Ordinary Shares.
United States
The United States securities laws generally prohibits any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material nonpublic information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, members of the board of directors, officers and other employees of the Company may not purchase or sell shares or other securities of the Company when he or she is in possession of material, non-public information about the Company (including the Company’s business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the Company.
Australia
The Australian securities laws generally prohibits any person from trading in a financial product while in possession of information which is not generally available and, if it were, would be likely to have a material effect on the price or value of the financial product. The insider trading laws cover not only those who trade based on material, non-public information, but also those who directly or indirectly communicate material non-public information to someone who they think might trade, enter into agreements to trade or get another person to trade. A “financial product” includes not only equity securities, but any financial product (e.g., derivatives, debentures). Thus, members of the board of directors, officers and other employees of the Company may not purchase or sell shares or other securities of the Company when he or she is in possession of material, non-public information about the Company (including our business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the Company.
Rule 144
All Ordinary Shares and Vast Warrants are expected to be freely tradable, except as described herein.
Ordinary Shares received in the Business Combination by persons who are affiliates of the Company for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with, the Company and may include the directors and executive officers of the Company as well as the principal shareholders.
Lock-Ups
Pursuant to the MEP De-SPAC Side Deed, among other things, the MEP Participants agreed to a lock-up of the Ordinary Shares held by them following the MEP Share Conversion and any allocation of Ordinary Shares under the MEP Deed and MEP De-SPAC Side Deed. Following the Closing, the MEP Participants agreed not to, subject to certain exceptions, transfer or otherwise dispose of, or transfer, in whole or in part, any of the economic consequences of the Ordinary Shares, (i) 100.0% of their Ordinary Shares for a period of two years following the Closing, (ii) 66.7% of their Ordinary Shares for a period of three years following the Closing and (iii) 33.3% of their Ordinary Shares for a period of four years following the Closing, provided that, on the date that is six months following the Closing, each MEP Participant may, with 10 business days’ prior written notice to the Company, elect to dispose of $350,000 worth of such MEP Participant’s Ordinary Shares, subject to a limit of $2,000,000, in the aggregate, of dispositions by all MEP Participants thereunder. On June 18, 2024, pursuant to this early release mechanism, an aggregate of 800,000 Ordinary Shares held by MEP Participants were released from this lock-up. If the restrictions under the lock-up provisions are waived, additional Ordinary Shares may become available for resale, subject to applicable law, including without notice, which could reduce the market price for Ordinary Shares.
Additionally, under the Shareholder and Registration Rights Agreement, the RRA Parties were subject to a lock-up for a period of six months after the Closing, pursuant to which each holder was prohibited, subject to certain exceptions, from selling, contracting to sell, pledging, granting any option to purchase, making any short sale or otherwise disposing of the equity securities held by such holder, whether held at the Closing or acquired thereafter. This lock-up expired on June 18, 2024.
Registration Rights
Concurrently with the Closing, the Company and the RRA Parties entered into the Shareholder and Registration Rights Agreement, pursuant to which the Company agreed that, within 60 days of the Closing, it will file with the SEC (at its sole cost and expense) a resale registration statement, and that it will use its commercially reasonable efforts to have the resale registration statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the holders of certain securities held by or issuable to certain existing shareholders of the Company and NETC can demand the Company’s assistance with underwritten offerings and exercise demand or piggyback rights with respect to such offerings. For more information about the Shareholder and Registration Rights Agreement, see the section entitled “Certain Relationships and Related Persons Transactions — Shareholder and Registration Rights Agreement.” in our most recent Annual Report on Form 20-F.
Warrants
Concurrently with the closing of the Business Combination, the Company entered into the Vast Warrant Agreements and assumed the NETC Warrant Agreements. At the effective time, each NETC Warrant then outstanding and unexercised automatically was converted into, without any action on the part of its holder, a warrant to acquire Ordinary Shares. Each Warrant is subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding NETC Warrant immediately prior to the Closing.
Public Warrants
Each whole Warrant is exercisable to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, provided that there is an effective registration statement under the Securities Act, covering the underlying Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Public Warrant Agreement, a warrantholder may exercise its Warrants only for a whole number of Ordinary Shares. The Warrants will expire five years after the Closing, or earlier upon redemption or liquidation.
We are not obligated to deliver any Ordinary Shares pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Warrants is then effective and a prospectus relating thereto is current. No Warrant will be exercisable, and we are not obligated to issue Ordinary Shares upon exercise of a Warrant unless the Ordinary Shares issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire without value to the holder. In no event will the Company be required to net cash settle any Warrant.
We agreed to use our commercially reasonable efforts to cause an appropriate registration statement for the exercise of the Warrants to become effective within 60 business days after the Closing and maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Warrants in accordance with the provisions of the Public Warrant Agreement. Notwithstanding the above, if the Ordinary Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we agreed to use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. To exercise Warrants on a cashless basis, each holder would pay the exercise price by surrendering the Warrants in exchange for a number of shares of Ordinary Shares equal to the quotient obtained by dividing (i) the product of (a) the number of shares of Ordinary Shares underlying the Warrants, and (b) the difference between the “fair market value” and the exercise price of the Warrants, by (ii) such fair market value. Solely for purposes of the preceding sentence, “fair market value” shall mean the 10-day VWAP (as defined below) as of the date on which the notice of exercise is received by the warrant agent.
Redemption of Warrants for Cash When the Price Per Share of the Ordinary Shares Equals or Exceeds $18.00
We may redeem the outstanding Warrants for cash (except as described below with respect to the Private Warrants):
•in whole and not in part;
•at a price of $0.01 per Warrant;
•upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•if, and only if, the reported last sale price of Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.
We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the Warrants is effective and a current prospectus relating to those Ordinary Shares is available throughout the 30-day redemption period or we have elected to require exercise of the Warrants on a cashless basis. If and when the Warrants become redeemable by the Company, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If we call the Warrants for redemption for cash as described above, we will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on shareholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of Warrants. To exercise Warrants on a cashless basis, each holder would pay the exercise price by surrendering Warrants in exchange for a number of Ordinary Shares equal to the quotient obtained by dividing (i) the product of (a) the number of shares of Ordinary Shares underlying the Warrants and (b) the difference between the “fair market value” and the exercise price of the Warrants by (ii) such fair market value. Solely for purposes of the preceding sentence, “fair market value” shall mean the 10-day VWAP as of the date on which the notice of exercise is received by the warrant agent.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption Procedures
A warrant holder may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
If the number of outstanding shares of Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a stock dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (a) the price per Ordinary Shares paid in such rights offering divided by (b) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the 10-day VWAP as of the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. No Ordinary Share will be issued at less than its par value.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such Ordinary Shares (or other shares into which the Warrants are convertible), then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.
If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.
Whenever the number Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction, the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another entity in which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than 50% of the voting power of the Ordinary Shares, or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Public Warrant Agreement based on the Black-Scholes warrant value (as defined in the Public Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the Warrants. The warrant exercise price will not be adjusted for other events.
The Warrants have been issued in registered form under the Public Warrant Agreement. The Public Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make generally any change that adversely affects the interests of the registered holders of Public Warrants.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Ordinary Shares or any voting rights until they exercise their Warrants and receive shares of Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the Public Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and Vast irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. There is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Notwithstanding the foregoing, these provisions of the Public Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Private Warrants
The Private Warrants (including the Ordinary Shares issuable upon exercise of the Private Warrants) will not be redeemable by the Company. The Private Warrants may be exercised for cash or on a cashless basis. Except as described herein, the Private Warrants have terms and provisions that are identical to the Public Warrants, including as to exercise price, exercisability and exercise period.
If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering the warrants in exchange for a number of Ordinary Shares equal to the quotient obtained by dividing (i) the product of the number of shares of Ordinary Shares underlying the warrants multiplied by the excess of the volume weighted average price of Ordinary Shares during the 10 trading day period ending on the trading day prior to the date on which notice of exercise is sent or given to the warrant agent (the “10-day VWAP”), less the exercise price by (ii) the 10-day VWAP. If the holders of Private Warrants are affiliated with the Company, their ability to sell Vast securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could sell the Ordinary Shares issuable upon exercise of the warrants freely in the open market to fund their cash exercise price, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Transfer Agent and Warrant Agent
The transfer agent for Ordinary Shares in the United States is Continental Stock Transfer & Trust Company. Each person investing in Ordinary Shares held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a shareholder.
For as long as any Ordinary Shares are listed on Nasdaq or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of the Ordinary Shares reflected in the register administered by the Company’s transfer agent.
We have listed the Ordinary Shares in registered form and such Ordinary Shares, through the transfer agent, are not certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain the shareholders’ register of the Company on behalf of the board of directors and to act as transfer agent and registrar for the Ordinary Shares. The Ordinary Shares are traded on Nasdaq in book-entry form.
The warrant agent for the Warrants is Continental Stock Transfer & Trust Company.

SELLING SECURITYHOLDERS
This prospectus relates to the possible resale by the Selling Securityholders from time to time of (i) an aggregate of 41,530,920 Ordinary Shares, (ii) 12,416,500 Private Warrants held by the Selling Securityholders and (iii) 440,000 Public Warrants held by the Selling Securityholders.
The Selling Securityholders may offer and sell, from time to time, any or all of the Resale Securities being offered for resale by this prospectus after the applicable lock-up period elapses. Please see the section entitled “Description of Securities” for further information regarding the rights and restrictions of these Resale Securities.
In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the Resale Securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.
Certain of the Selling Securityholders have purchased their respective Ordinary Shares at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment. As a result, the Selling Securityholders are able to recognize a greater return on their investment than shareholder or holders of Warrants acquired in the public market. Furthermore, the Selling Securityholders may earn a positive rate of return even if the price of the Ordinary Shares declines significantly. As a result, the Selling Securityholders may be willing to sell their shares at a price less than shareholders that acquired their Ordinary Shares in the public market or at higher prices than the price paid by such Selling Securityholders, the sale of which would result in the Selling Securityholder realizing a significant gain even if other Vast securityholders experience a negative rate of return. For example, in connection with NETC IPO, the NETC Sponsor and its affiliates paid an aggregate of $25,000, or approximately $0.004 per share, for an aggregate of 6,900,000 Founder Shares that were converted to Ordinary Shares at the Closing of the Business Combination. Even when our trading price is significantly below $10.00, the offering price for the units offered in NETC IPO, as it currently is certain of the selling securityholders, including the NETC Sponsor and its affiliates, may still have an incentive to sell Ordinary Shares because they purchased the shares at prices lower than the public investors or the current trading price of our Ordinary Shares. For example, based on the closing price of our Ordinary Shares of $0.96 on January 31, 2025, NETC Sponsor and its affiliates would experience a potential profit of up to approximately $0.96 per share.
The sale or possibility of sale of the Ordinary Shares, including those pursuant to this prospectus, could have the effect of increasing the volatility in Ordinary Share price or putting significant downward pressure on the price of Ordinary Shares. The Ordinary Shares being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 65.1% of our total issued and outstanding Ordinary Shares on a fully diluted basis (assuming and after giving effect to the issuance of 27,529,887 Ordinary Shares upon exercise of all outstanding Warrants, 2,799,999 Earnout Shares issuable upon the occurrence of all Triggering Events, and 2,400,000 Earnback Shares issuable upon the occurrence of all Triggering Events and the conversion of the EDF Note).
The table below sets forth, as of January 31, 2025, the name of the Selling Securityholders for which we are registering Resale Securities for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over securities they own or have the right to acquire within 60 days, as well as securities for which they have the right to vote or dispose of such securities. Also, in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, securities which a person has the right to acquire within 60 days of the date of this prospectus are included both in that person’s beneficial ownership as well as in the total number of securities issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same securities may be reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same securities. We have based percentage ownership on 29,973,604 Ordinary Shares outstanding as of the date of this prospectus on a fully diluted basis.
Because each Selling Securityholder may dispose of all, none or some portion of their Resale Securities, no estimate can be given as to the number of Resale Securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Resale Securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these Resale Securities.

	Ordinary Shares			Warrants to Purchase Ordinary Shares
Name	Ordinary Shares Beneficially Owned Prior to Offering	Ordinary Shares Registered Hereby	Ordinary Shares Beneficially Owned After Sale of all Ordinary Shares Offered Hereby	Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Beneficially Owned After Sale of All Warrants Offered Hereby
Nabors Lux 2 S.A.R.L.(1)	11,907,025	11,907,025	—	7,441,500	7,441,500	—
Nabors Energy Transition Sponsor LLC(2)	—	2,400,000	—	—	—	—
William J. Restrepo(3)	687,604	687,604	—	575,000	575,000	—
John Yearwood(4)	923,762	923,762	—	700,000	700,000	—
Guillermo Sierra(5)	487,242	487,242	—	440,000	440,000	—
Colleen Calhoun(6)	100,000	100,000	—	50,000	50,000	—
Anthony G. Petrello(7)	799,151	799,151	—	—	—	—
Maria J. Dreyfus(8)	225,000	225,000	—	150,000	150,000	—
Jennifer G. Roberts(9)	50,000	50,000	—	—	—	—
AgCentral Energy Pty Ltd(10)	16,638,490	17,778,078	—	—	—	—
Bruce A. Leslie(11)	264,533	300,664	—	—	—	—
Christina G. Hall(12)	185,172	210,464	—	—	—	—
Craig D. Wood(13)	661,331	751,659	—	—	—	—
Kurt F. Drewes(14)	396,799	450,996	—	—	—	—
Lachlan P. Roberts(15)	264,533	300,664	—	—	—	—
Simon M. Woods(16)	36,046	36,046	—	—	—	—
Valentino M. Pagura(17)	132,266	150,332	—	—	—	—
Vast Renewables Limited Employee Share Trust(18)	264,533	300,664	—	—	—	—
Cynthia A. Petrello Revocable Trust(19)	2,499,000	2,499,000	—	2,499,000	2,499,000	—
Guggenheim Securities, LLC(20)	171,569	171,569	—	—	—	—
Remington SPAC W, LLC(21)	801,000	801,000	—	801,000	801,000	—
Tatiermo Design, LLC(22)	200,000	200,000	—	200,000	200,000	—
__________________
(1)Consists of (i) 4,465,425 Ordinary Shares, (ii) 7,441,500 Private Warrants and (iii) 7,441,500 Ordinary Shares underlying 7,441,500 Private Warrants. Nabors Lux 2 S.a.r.l. is an indirect, wholly owned subsidiary of Nabors Industries Ltd. Anthony G. Petrello is the Chairman,

President and Chief Executive Officer of Nabors Industries Ltd. In his capacity as Chairman, President and Chief Executive Officer of Nabors Industries Ltd, Mr. Petrello may make decisions on behalf of Nabors Industries Ltd. as it relates to Nabors Industries Ltd.’s investment in and relationship with the Company. Mr. Petrello disclaims beneficial ownership of any securities held directly by Nabors Industries Ltd. and its subsidiaries, including Nabors Lux 2 S.a.r.l.
(2)Consists of 2,400,000 Earnback Shares that are issuable to NETC Sponsor pursuant to the Support Agreement upon the occurrence of certain events. Nabors Lux 2 S.a.r.l. and Greens Road Energy LLC are the members of NETC Sponsor. Remington SPAC I LLC is the manager of Greens Road Energy LLC. Nabors Lux 2 S.a.r.l. is an indirect, wholly owned subsidiary of Nabors Industries Ltd. Anthony G. Petrello is the Chairman, President and Chief Executive Officer of Nabors Industries Ltd. In his capacity as Chairman, President and Chief Executive Officer of NIL, Mr. Petrello may make decisions on behalf of Nabors Industries Ltd. as it relates to Nabors Industries Ltd.’s investment in and relationship with the Company. Mr. Petrello disclaims beneficial ownership of any securities held directly by Nabors Industries Ltd. and its subsidiaries, including Nabors Lux 2 S.a.r.l. Mr. Petrello controls Remington SPAC I, LLC. Mr. Petrello disclaims beneficial ownership of any securities beneficially owned by NETC Sponsor or Greens Road Energy LLC, except to the extent of his pecuniary interest therein.
(3)Consists of (i) 112,604 Ordinary Shares, (ii) 575,000 Private Warrants and (iii) 575,000 Ordinary Shares underlying Private Warrants. Mr. Restrepo is a current member of the board of directors of the Company. Mr. Restrepo is the former Chief Financial Officer of NETC and the current Chief Financial Officer of Nabors Industries Ltd. Mr. Restrepo presently serves as a member of the Vast Board pursuant to the designation rights granted to NETC Sponsor pursuant to the Shareholder and Registration Rights Agreement.
(4)Consists of (i) 223,762 Ordinary Shares, (ii) 700,000 Private Warrants and (iii) 700,000 Ordinary Shares underlying Private Warrants. Mr. Yearwood is a current member of the board of directors of the Company and Nabors Industries Ltd. Mr. Yearwood is a former director of NETC.
(5)Mr. Sierra is a former executive officer of NETC. Consists of (i) 47,242 Ordinary Shares, (ii) 440,000 Public Warrants and (iii) 440,000 Ordinary Shares underlying Public Warrants.
(6)Consists of (i) 50,000 Ordinary Shares, (ii) 50,000 Private Warrants and (iii) 50,000 Ordinary Shares underlying Private Warrants. Ms. Calhoun is a current member of the board of directors of the Company and a former director of NETC. Ms. Calhoun presently serves as a member of the Vast Board pursuant to the designation rights granted to NETC Sponsor pursuant to the Shareholder and Registration Rights Agreement.
(7)Mr. Petrello is the former President, Chief Executive Officer, Secretary and Chairman of NETC. Mr. Petrello is the Chairman, President and Chief Executive Officer of Nabors Industries Ltd.
(8)Consists of (i) 75,000 Ordinary Shares, (ii) 150,000 Private Warrants and (iii) 150,000 Ordinary Shares underlying Private Warrants. Ms. Dreyfus is a former director of NETC.
(9)Ms. Roberts is a former director of NETC.
(10)Ordinary Shares Beneficially Owned Prior to Offering consists of (i) 15,292,421 Ordinary Shares owned by AgCentral and (ii) 1,501,433 Ordinary Shares held by former MEP Participants who, pursuant to the MEP De-SPAC Side Deed, granted to AgCentral a proxy to vote 100% of their Ordinary Shares for a period of two years following the Effective Date, (ii) 66.7% of their Ordinary Shares for a period of three years following the Effective Date and (iii) 33.3% of their Ordinary Shares for a period of four years following the Effective Date, provided that, on the date that was six months following the Closing, each MEP Participant was permitted, with 10 business days’ prior written notice to the Company, to elect to dispose of $350,000 worth of such MEP Participant’s Ordinary Shares, subject to a limit of $2,000,000, in the aggregate, of dispositions by all MEP Participants thereunder and any Ordinary Shares so disposed would be released from the voting arrangement described herein. On June 18, 2024, an aggregate of 800,000 Ordinary Shares held by such MEP Participants were so released. Ordinary Shares Registered Hereby consists of (i) 15,292,421 Ordinary Shares and (ii) 2,485,657 Earnout Shares that are issuable upon the occurrence of certain events. John I. Kahlbetzer may be deemed a beneficial owner of securities held by this Selling Securityholder.
(11)Mr. Leslie is the Head of Products of the Company. Consists of (i) 264,533 Ordinary Shares and (ii) 36,131 Earnout Shares issuable upon the occurrence of certain events.
(12)Ms. Hall is the Head of Finance of the Company. Consists of (i) 185,172 Ordinary Shares and (ii) 25,292 Earnout Shares issuable upon the occurrence of certain events.
(13)Mr. Wood is Chief Executive Officer and a current member of the board of directors of the Company. Consists of (i) 661,331 Ordinary Shares and (ii) 90,328 Earnout Shares issuable upon the occurrence of certain events.
(14)Mr. Drewes is the former Chief Technology Officer of the Company. Consists of (i) 396,799 Ordinary Shares and (ii) 54,197 Earnout Shares issuable upon the occurrence of certain events.
(15)Mr. Roberts is the Head of Construction of the Company. Consists of (i) 264,533 Ordinary Shares and (ii) 36,131 Earnout Shares issuable upon the occurrence of certain events.
(16)Mr. Woods is the former Head of Transactions of the Company. Consists of (i) 17,980 Ordinary Shares and (ii) 18,066 Earnout Shares issuable upon the occurrence of certain events.
(17)Mr. Pagura is the Principal Controls Systems Engineer of the Company. Consists of (i) 132,266 Ordinary Shares and (ii) 18,066 Earnout Shares issuable upon the occurrence of certain events.
(18)Vast Renewables Limited Employee Share Trust is a wholly-owned subsidiary of the Company. Craig Wood may be deemed a beneficial owner of securities held by this Selling Securityholder. Consists of (i) 264,533 Ordinary Shares and (ii) 36,131 Earnout Shares issuable upon the occurrence of certain events.
(19)Consists of (i) 2,499,000 Private Warrants and (ii) 2,499,000 Ordinary Shares underlying Private Warrants. Anthony G. Petrello may be deemed a beneficial owner of the securities held by this Selling Securityholder.
(20)Guggenheim Securities, LLC acted as financial advisor to NETC in the Business Combination.
(21)Consists of (i) 801,000 Private Warrants and (ii) 801,000 Ordinary Shares underlying Private Warrants. Mr. Petrello is a manager of Remington SPAC W, LLC. Mr. Petrello disclaims beneficial ownership of 800,000 of the Private Warrants held by Remington SPAC W, LLC.

(22)Consists of (i) 200,000 Private Warrants and (ii) 200,000 Ordinary Shares underlying Private Warrants. Mr. Sierra is a control person of Tatiermo Design, LLC and may be deemed a benficial owner of securities held by this Selling Securityholder. Mr. Sierra disclaims any such beneficial ownership of the securities except to the extent of his pecuniary interest therein.
Certain of our Selling Securityholders have purchased their respective Ordinary Shares at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment. As a result, the Selling Securityholders are able to recognize a greater return on their investment than shareholder or holders of Warrants acquired in the public market. Furthermore, the Selling Securityholders may earn a positive rate of return even if the price of the Ordinary Shares declines significantly. As a result, the Selling Securityholders may be willing to sell their shares at a price less than shareholders that acquired their Ordinary Shares in the public market or at higher prices than the price paid by such Selling Securityholders, the sale of which would result in the Selling Securityholder realizing a significant gain even if other Vast shareholders experience a negative rate of return.
The following table includes information relating to Ordinary Shares registered for resale hereby, including the purchase price each category of Selling Securityholder paid for its securities and the potential profit relating to such securities. The following table is in part based off our internal records and is for illustrative purposes only. The table should not be relied upon for any purpose outside of its illustrative nature. Stockholders who purchased our Common Stock on Nasdaq following the Business Combination may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices they paid and the trading price of our Common Stock when they elect to sell.

Category	Number of Offered Securities	Effective Purchase Price per Offered Security		Potential Profit per Offered Security(1)
Ordinary Shares exchanged for the Founder Shares	1,804,588	$—	(2)	$0.96
Ordinary Shares issued pursuant to the Nabors Backstop Agreement
Incremental Funding Commitment Fee	350,000	—	(3)	$0.96
Shares purchased pursuant to the Nabors Backstop Agreement	681,620	$10.20	(3)		*
Accelerated Earnback Shares	1,500,000	—	(3)	$0.96
Ordinary Shares issued to AgCentral	15,292,421	$1.31	(4)		*
Ordinary Shares held by the MEP Participants and an employee share trust	2,187,147	—	(5)	$0.96
Ordinary Shares issued upon conversion of the Senior Convertible Notes	1,250,014	$10.20			*
Ordinary Shares issued pursuant to the Equity Subscription Agreements	1,715,686	$10.20			*
Guggenheim Ordinary Shares	171,569	$10.20	(6)		*
Earnback Shares	2,400,000	—	(7)	$0.96
Earnout Shares	2,799,999	—	(8)	$0.96
Private Warrants	12,416,500	$1.00			*
Shares underlying Private Warrants	12,416,500	$11.50			*
Ordinary Shares purchased on the market	2,010	$3.83			*
Public Warrants	440,000	$ 0.10 – 0.15			(9)
Shares underlying Public Warrants	440,000	$11.50			*
__________________
*Represents no potential profit per share or a potential loss per share based on illustrative market price.
(1)Based on the closing price of the Ordinary Shares on Nasdaq on January 31, 2025 of $0.96 and the closing price of the Public Warrants on Nasdaq on January 31, 2025 of $0.0589.
(2)Prior to the NETC IPO, the NETC Sponsor purchased an aggregate of 6,900,000 shares of NETC Class F Common Stock for an aggregate purchase price of $25,000, or $0.004 per share. Concurrently with the signing of the Business Combination Agreement, the NETC Sponsor entered into the Support Agreement, pursuant to which it agreed, amongst other things, to forfeit at the Closing 3,900,000 Founder Shares, provided that such shares could be earned back upon satisfaction of certain VWAP price triggers. On October 19, 2023, in connection with the October Notes Subscription Agreement and the Nabors Backstop Agreement, Vast agreed to accelerate and issue 1,500,000 Accelerated Earnback Shares at Closing, reducing the number of Earnback Shares to 2,400,000. See Note 3 below. Of the remaining 3,000,000 Ordinary Shares issued upon conversion of Founder Shares, after giving effect to the sale of 5,000 Ordinary Shares prior to January 31, 2025, holders of 1,804,588 Ordinary Shares are parties to the Shareholder and Registration Rights Agreement and their shares are registered for resale pursuant to the registration statement of which this prospectus forms a part.
(3)In connection with the Capital Reorganisation, Nabors Lux committed to provide a $10.0 million backstop to Vast to underwrite the potential investment by additional investors provided that the amount of the backstop be reduced dollar-for-dollar by (a) the balance of cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders and (b) amounts invested by additional third parties (other than Nabors, AgCentral, CAG, EDF and their respective affiliates. In connection with that commitment and the October Notes Subscription Agreement, Vast agreed to issue (i) issue 350,000 Ordinary Shares to Nabors Lux at closing as the Incremental Funding Commitment Fee and (ii) 1,500,000 Ordinary Shares to the NETC Sponsor or its assigns as the Accelerated Earnback Shares. On January 12, 2024, and pursuant to the Nabors Backstop Agreement, Vast issued 681,620 Ordinary Shares to Nabors Lux for an aggregate of $6,952,532.66 or $10.20 per share.

(4)Immediately prior to the closing of the Capital Reorganisation, AgCentral owned (i) 25,129,140 Legacy Vast Shares for which AgCentral paid an average price of approximately $0.09 per share or approximately $2,354,000 and (ii) convertible notes and other indebtedness of the Issuer pursuant to which the Issuer owed AgCentral an aggregate of approximately $21,455,453 (such interests described in clauses (i) and (ii), collectively, the Pre-Capital Reorganisation Interests). Pursuant to the Business Combination Agreement and the Noteholder Support and Loan Termination Agreement, in connection with the Capital Reorganisation, the Pre-Capital Reorganisation Interests were converted into 18,198,566 Ordinary Shares, resulting in an implied investment price per share of approximately $1.31. AgCentral has subsequently sold 4,386,779 Ordinary Shares as of January 31, 2025.
(5)2,301,433 Ordinary Shares were issued in settlement of the MEP Shares. The MEP Shares were awarded as compensation for services. 114,286 of such Ordinary Shares had been sold as of January 31, 2025.
(6)On December 18, 2023, Guggenheim, financial advisor to NETC in the Capital Reorganisation, agreed to amend its engagement letter with NETC to provide that Guggenheim Securities would receive $1,750,000 in cash and 171,569 Ordinary Shares, valued at $10.20 per share, as consideration for its services pursuant to its engagement letter.
(7)NETC Sponsor has the right to receive, for no additional consideration, up to 2,400,000 Earnback Shares as follows: (i) 800,000 Ordinary Shares to be issued upon the occurrence of Triggering Event I, (ii) 800,000 Ordinary Shares to be issued upon the occurrence of Triggering Event II and (iii) 800,000 Ordinary Shares to be issued upon the occurrence of Triggering Event III.
(8)Legacy Vast shareholders have the right to receive, for no additional consideration, their pro rata share of an aggregate of up to 2,799,999 Earnout Shares as follows: (i) 433,333 Ordinary Shares to be issued upon the occurrence of Triggering Event I, (ii) 433,333 Ordinary Shares to be issued upon the occurrence of Triggering Event II, (iii) 433,333 Ordinary Shares upon the occurrence of Triggering Event III and (iv) 1,500,000 Ordinary Shares upon the occurrence of Triggering Event IV.
(9)As these Public Warrants were purchased at prices between $0.10 and $0.15, at the closing price of the Public Warrants on January 31, 2025, sales would result in a no potential profit or a potential loss per warrant.

PLAN OF DISTRIBUTION
The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Resale Securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Resale Securities on any stock exchange, market or trading facility on which the Ordinary Shares or Public Warrants are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of Resale Securities or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the Resale Securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for their account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their Resale Securities on the basis of parameters described in such trading plans;
•through one or more underwritten offerings on a firm commitment or best-efforts basis;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•distributions to their members, partners, or stockholders;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the Selling Securityholders to sell a specified number of such Resale Securities at a stipulated price per share or warrant;
•through agents;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Resale Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Resale Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the Resale Securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Securities in the course of hedging the positions they assume. The Selling Securityholders may also sell Resale Securities short and deliver these securities to close out their short positions, or loan or pledge the Resale Securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Securities offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Resale Securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders. Upon any exercise of the Vast warrants by payment of cash, however, we will receive the exercise price thereof.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Resale Securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Resale Securities may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of Resale Securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.
To the extent required, the Resale Securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Resale Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Resale Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Resale Securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of Resale Securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Resale Securities offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the Resale Securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.
To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

EXPENSES RELATED TO THE OFFERING
Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares underlying the Vast Warrants and the offer and resale of the Resale Securities by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.

U.S. Dollar
SEC Registration Fee	$63,518
Legal Fees and Expenses	$100,000
Accounting Fees and Expenses	$150,000
Printing Expenses	$50,000
Miscellaneous Expenses	$10,000
Total	$373,518
Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.
LEGAL MATTERS
Certain legal matters relating to U.S. law and the validity of the Vast Warrants offered by this prospectus will be passed upon by White & Case LLP, U.S. counsel to the Company. The legality of the Ordinary Shares offered by this prospectus and certain other Australian legal matters will be passed upon by Gilbert + Tobin, Australian counsel to the Company.
EXPERTS
The financial statements of Vast Renewables Limited incorporated in this prospectus by reference to the Annual Report on Form 20-F of Vast Renewables Limited for the year ended June 30, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the ability of Vast Renewables Limited to continue as a going concern as described in Note 2b to the consolidated financial statements) of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of SiliconAurora as of June 30, 2023 and June 30, 2022 and for the years then ended incorporated in this prospectus by reference to the Annual Report on Form 20-F of Vast Renewables Limited for the year ended June 30, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to SiliconAurora’s ability to continue as a going concern as described in Note 2 to the financial statements appearing in Vast Renewables Limited's Post-effective Amendment No. 1 to Form F-1 dated April 25, 2024) of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS
We are a public limited company organized under the laws of Australian. As a result, the rights of holders of our Class A Ordinary Shares will be governed by Australian law and our articles of association. Our Constitution, as well as the Corporations Act, set forth various rights and obligations that are unique to us as an Australian company. The rights of shareholders under Australian law may differ from the rights of shareholders of companies incorporated in other jurisdictions.
A substantial amount of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws. Therefore, you may not be able to effect service of process within the United States upon this company or persons so that you may enforce judgments of United States courts against them based on the civil liability provisions of the United States federal or state securities laws. In addition, there are doubts as to the ability of an investor to bring an original action in an Australian court to enforce liabilities against us or any person based on U.S. federal or state securities laws. In Australia, civil liability of directors and officers is dealt with by both common law and by various statutes, including the Corporations Act and the Civil Liability Act 2003 (Qld).
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:
•our Annual Report on Form 20-F for the fiscal year ended June 30, 2024, filed with the SEC on September 9, 2024, as amended on November 7, 2024;
We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K or Form 6-K/A that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
VAST RENEWABLES LIMITED
Suite 7.02, 124 Walker Street,
North Sydney, NSW 2060
Australia
+61 2 4072 2889
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Ordinary Shares. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.
Our web site address is www.vast.energy. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

PART II
INFORMATION NOT REQUIRED IN THIS PROSPECTUS
Item 8. Indemnification of Directors and Officers
Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of a person as an officer or auditor of the company, except to the extent of any of the following liabilities incurred as an officer or auditor of the company:
•a liability owed to the company or a related body corporate of the company;
•a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Corporations Act; or
•a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith.
Australian law provides that a company or related body corporate of the company must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred:
•in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;
•in defending or resisting criminal proceedings in which the person is found guilty;
•in defending or resisting proceedings brought by the ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or
•in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.
Constitution. Our Constitution provides, to the extent permitted by and subject to any applicable law, for the indemnification of each director, secretary and officer of the Company, or a subsidiary of the Company against any liability incurred by that person in such capacity, and for any legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity.
SEC Position. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits and Financial Statement Schedules

Exhibit Number	Description

2.1†
Business Combination Agreement, dated as of February 14, 2023, by and between Nabors Energy Transition Corp., Neptune Merger Sub Inc., Vast, Nabors Industries Ltd. and Nabors Energy Transition Sponsor LLC (incorporated by reference to Annex A to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

2.2
Amendment and Waiver to Business Combination Agreement, dated as of October 19, 2023, by and among Nabors Energy Transition Corp., Neptune Merger Sub Inc., Vast, Nabors Industries Ltd. and Nabors Energy Transition Sponsor LLC (incorporated by reference to Annex A-1 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

3.1	Constitution of Vast. (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registration Statement on Form F-4 (File No. 333-272058), filed with the SEC on November 20, 2023

4.1
Private Warrant Agreement, dated November 16, 2021, between Nabors Energy Transition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Nabors Energy Transition Corp.’s Current Report on Form 8-K (File No. 001-41073) filed with the SEC on November 16, 2021).

4.2
Public Warrant Agreement, dated November 16, 2021, between Nabors Energy Transition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.2 to Nabors Energy Transition Corp.’s Current Report on Form 8-K (File No. 001-41073) filed with the SEC on November 16, 2021).

4.3
Private Warrant Assignment, Assumption and Amendment Agreement, dated December 18, 2023, by and among Vast, NETC and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 2.3 to the Shell Company Report on Form 20-F (File No. 001-41891), filed with the SEC on December 22, 2023).

4.4
Public Warrant Assignment, Assumption and Amendment Agreement, dated December 18, 2023 by and among Vast, NETC and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 2.4 to the Shell Company Report on Form 20-F (File No. 001-41891), filed with the SEC on December 22, 2023).

4.5	Specimen Private Warrant Certificate (incorporated by reference to Exhibit 4.5 to Nabors Energy Transition Corp.’s Registration Statement on Form S-1 (File No. 333-256876), filed June 8, 2021).

4.6	Specimen Public Warrant Certificate (incorporated by reference to Exhibit 4.3 to Nabors Energy Transition Corp.’s Registration Statement on Form S-1 (File No. 333-256876), filed June 8, 2021).

5.1**	Opinion of Gilbert + Tobin.

5.2**	Opinion of White & Case LLP.

10.1
Support Agreement, dated as of February 14, 2023, by and among Nabors Energy Transition Corp., Nabors Energy Transition Sponsor LLC, Vast, Nabors Lux 2 S.a.r.l. and the independent directors party thereto (incorporated by reference to Annex C to the proxy statement/prospectus to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.2
Amendment No. 1 to Support Agreement, dated as of October 19, 2023, by and among Nabors Energy Transition Corp., Nabors Energy Transition Sponsor LLC, Vast, Nabors Lux 2 S.a.r.l. and the independent directors party thereto (incorporated by reference to Annex C-1 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.3
Form of Equity Subscription Agreement (incorporated by reference to Annex H to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

Exhibit Number	Description

10.4
Services and Cost Reimbursement Agreement, dated as of February 14, 2023, by and between Nabors Corporate Services, Inc. and Vast (incorporated by reference to Exhibit 10.6 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.5
Joint Development and License Agreement, dated as of February 14, 2023, by and between Nabors Energy Transition Ventures LLC and Vast (incorporated by reference to Exhibit 10.7 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.6
Exclusivity and Confidentiality Agreement, dated as of August 28, 2017, by and between Doosan Skoda Power s.r.o. and Vast (incorporated by reference to Exhibit 10.12 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.7
Heliostat Manufacturing and Supply Agreement Binding Term Sheet, dated as of December 21, 2018, by and between sbp sonne gmbh and Vast (incorporated by reference to Exhibit 10.15 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.8
Heliostat IP Agreement Binding Term Sheet, dated as of December 21, 2018, by and between sbp sonne gmbh and Vast (incorporated by reference to Exhibit 10.16 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.9†#
Vast 2 Heliostat Collaboration (CSP Technology Collaboration Agreement), dated as of August 8, 2019, by and between schlaich bergermann partner, sbp sonne gmbh and Vast (incorporated by reference to Exhibit 10.17 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.10#
Master Services and Collaboration Agreement, dated as of March 9, 2020, by and between Advisian Pty Ltd and Vast (incorporated by reference to Exhibit 10.19 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.11
Exclusive Collaboration Agreement, dated as of December 9, 2020, by and between KSB SE & Co. and Vast (incorporated by reference to Exhibit 10.23 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.12†#
Joint Development Agreement, New West Queensland Hybrid Power Project Feasibility Study, dated as of February 12, 2021, by and between Stanwell Corporation Limited and Vast (incorporated by reference to Exhibit 10.24 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.13
Exclusive Collaboration Agreement, dated as of March 16, 2021, by and between Contralos Y Diseños Industriales S.A. and Vast (incorporated by reference to Exhibit 10.25 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.14†
Option and License Deed, dated as of March 19, 2021, by and among James Lyne Lord, Marjorie Annette Lord and Vast (incorporated by reference to Exhibit 10.26 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.15
Exclusive Collaboration Agreement, dated as of September 21, 2021, by and between Cockerill Maintenance et Ingénierie S.A. and Vast (incorporated by reference to Exhibit 10.28 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.16
Share Sale and Purchase Agreement — SiliconAurora Pty Ltd, dated as of June 15, 2022, by and among 1414 Degrees Limited, Vast Solar Aurora Pty Ltd and Vast (incorporated by reference to Exhibit 10.30 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

Exhibit Number	Description

10.17
Conditional Offer of Funding — German-Australian Hydrogen Innovation and Technology Incubator (HyGATE), dated as of December 20, 2022, by and between Australian Renewable Energy Agency and Vast (incorporated by reference to Exhibit 10.32 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.18#
Advancing Renewables Program Funding Agreement, dated as of January 27, 2023, by and between Australian Renewable Energy Agency and Vast (incorporated by reference to Exhibit 10.33 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.19	Management Equity Plan Deed (incorporated by reference to Exhibit 10.35 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.20
Amendment to Vast Solar Management Equity Plan, dated as of February 14, 2023 (incorporated by reference to Exhibit 10.36 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.21†
Vast Solar Management Equity Plan — De-SPAC Side Deed, dated as of February 14, 2023 (incorporated by reference to Exhibit 10.37 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.22
Pre-Works Agreement for Port Augusta Project, dated as of April 24, 2023, by and between Doosan Skoda Power s.r.o. and Vast (incorporated by reference to Exhibit 10.41 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.23†
Technological Cooperation Agreement, dated as of May 16, 2013, by and between MSSA SAS and Vast (incorporated by reference to Exhibit 10.42 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.24
General Conditions Governing the Works to be Carried out by John Cockerill Renewable S.A. and its subsidiaries, dated as of June 7, 2023, by and between John Cockerill Renewable S.A. and Vast (incorporated by reference to Exhibit 10.43 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.25†
Fichtner Proposal, dated as of June 8, 2023, by and between Fichtner Australia Pty Ltd and Vast (incorporated by reference to Exhibit 10.44 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.26#
Minor Supply Agreement, dated as of July 10, 2023, by and between Contralos Y Diseños Industriales S.A. and Vast (incorporated by reference to Exhibit 10.45 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.27†
Master Agreement, dated as of October 19, 2023, by and among Vast, Nabors Industries Ltd., Nabors Energy Transition Corp., Nabors Energy Transition Sponsor LLC, Nabors Lux 2 S.a.r.l, Neptune Merger Sub, Inc. and AgCentral Energy Pty Limited (incorporated by reference to Exhibit 10.48 to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.28
Backstop Agreement, dated as of October 19, 2023, by and between Vast and Nabors Lux 2 S.a.r.l. (incorporated by reference to Annex J to Amendment No. 5 to the Registration Statement on Form F-4 (File. No. 333-272058), filed with the SEC on November 20, 2023).

10.29
Amendment No. 1 to Backstop Agreement, dated as of December 8, 2023, by and between Vast and Nabors Lux 2 S.a.r.l. (incorporated by reference to Exhibit 4.53 to the Shell Company Report on Form 20-F (File No. 001-41891), filed with the SEC on December 22, 2023).

10.30
Note Purchase Agreement, dated as of December 7, 2023, by and among Vast, Vast Intermediate HoldCo Pty Ltd and EDF Australia Pacific Pty Ltd (incorporated by reference to Exhibit 4.60 to the Shell Company Report on Form 20-F (File No. 001-41891), filed with the SEC on December 22, 2023).

Exhibit Number	Description

10.31
Joint Development Agreement, dated as of December 7, 2023, by and between Vast and EDF Australia Pacific Pty Ltd (incorporated by reference to Exhibit 4.61 to the Shell Company Report on Form 20-F (File No. 001-41891), filed with the SEC on December 22, 2023).

10.32
Parent Company Guarantee, dated as of December 7, 2023, by and between Vast and EDF Australia Pacific Pty Ltd (incorporated by reference to Exhibit 4.62 to the Shell Company Report on Form 20-F (File No. 001-41891), filed with the SEC on December 22, 2023).

10.33
Loan Agreement, dated as of December 8, 2023, by and between Vast and Nabors Lux 2 S.a.r.l. (incorporated by reference to Exhibit 4.63 to the Shell Company Report on Form 20-F (File No. 001-41891), filed with the SEC on December 22, 2023).

10.34
Non-Redemption Agreement, dated December 13, 2023, by and among Nabors Energy Transition Company, Vast and CT Investments Group Pty Limited (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Nabors Energy Transition Company (File No. 001-41073) on December 14, 2023).

10.35†
Side Letter Agreement, dated December 14, 2023, by and among Vast, Nabors Lux 2 S.a.r.l., Nabors Energy Transition Sponsor LLC, Nabors Energy Transition Corp., and Nabors Corporate Services, Inc. (incorporated by reference to Exhibit 4.65 to the Shell Company Report on Form 20-F (File No. 001-41891), filed with the SEC on December 22, 2023).

10.36
Shareholder and Registration Rights Agreement, dated December 18, 2023, by and among Vast and the holders party thereto (incorporated by reference to Exhibit 2.7 to the Shell Company Report on Form 20-F (File No. 001-41891), filed with the SEC on December 22, 2023).

10.37#	Advancing Renewables Program Funding Agreement, dated as of December 23, 2023, by and between Solar Methanol 1 Pty Ltd and the Australian Renewable Energy Agency.

10.38	Form of Deed of Access Insurance and Indemnity.

10.39	Equity Plan of Vast Renewables Limited.

10.40	Vast Renewables Limited Employee Share Trust Trust Deed, dated December 18, 2023, by and between Vast and Vast Employee Share Holdings Pty Ltd.

10.41†	Form of Equity Plan Offer Letter.

10.42†#	Early Contractor Involvement ECI Services Agreement, dated as of February 16, 2024, by and between Vast and Primero Group Limited.

10.43†#	Agreement for Consultancy and Professional Services, dated as of April 2, 2024, by and between Vast and Worley Services Pty Ltd.

10.44†#	Joint development services agreement, dated October 1, 2024, by and between Vast and GGS Energy LLC, to pursue a commercial-scale synthetic fuels project in the Southwest United States (Project Bravo)

10.45†#	Cost transfer agreement dated June 4, 2024, by and between Vast and Mabanaft GmbH & Co. KG

10.46†#	Joint Development agreement, dated June 4, 2024, by and between Vast and Mabanaft GmbH & Co. KG

10.47†#	Consultancy services agreement dated November 6, 2024, by and between Vast and Mr. Drewes

10.48*#	Exclusive Collaboration agreement, dated November 18, 2024, between Vast and Masters & Young Pty.

21.1*	List of Subsidiaries of Vast.

23.1**	Consent of PricewaterhouseCoopers with respect to Vast.

23.2**	Consent of PricewaterhouseCoopers with respect to SiliconAurora Pty Ltd.

23.3**	Consent of Gilbert + Tobin (included as part of Exhibit 5.1 hereto).

23.4**	Consent of White & Case LLP (included as part of Exhibit 5.2 hereto).

Exhibit Number	Description

24.1	Powers of Attorney (included on the signature page to this filing).

107*	Filing Fee Table
__________________
*Previously filed.
**Filed herewith.
†Schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
#    Certain information has been redacted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type that the Company treats as private or confidential. The Registrant hereby agrees to furnish an unredacted copy of the exhibit and its materiality and privacy or confidentiality analyses to the Commission upon request.

Item 10. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Provided, however, that financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
(5)That, for the purpose of determining liability under the Securities Act to any purchasers, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on February 12, 2025.

Vast Renewables Limited

By:	/s/ Marshall D. Smith
Name: Marshall D. Smith
Title: Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Craig Wood, Marshall D. Smith and Alec Waugh, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ Craig Wood	Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2025
Name: Craig Wood

By:	/s/ Marshall D. Smith	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 12, 2025
Name: Marshall D. Smith

By:	/s/ Peter Botten	Chair	February 12, 2025
Name: Peter Botten

By:	/s/ Colleen Calhoun	Director	February 12, 2025
Name: Colleen Calhoun

By:	/s/ Thomas Quinn	Director	February 12, 2025
Name: Thomas Quinn

By:	/s/ William Restrepo	Director	February 12, 2025
Name: William Restrepo

By:	/s/ Colin Richardson	Director	February 12, 2025
Name: Colin Richardson

By:	/s/ John Yearwood	Director	February 12, 2025
Name: John Yearwood

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, as amended, Vast Renewables Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States on February 12, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director